                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(a)

/X/   Definitive Proxy Statement

/ /   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             OLD GUARD GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /   No fee required.

/X/   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

                                     3,711,089

    ----------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                    $12.00/share

    ----------------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

                                    $44,533,068

    ----------------------------------------------------------------------------

        5)  Total fee paid:

                                     $8,906.61

    ----------------------------------------------------------------------------

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

    ----------------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

        3)  Filing Party:

    ----------------------------------------------------------------------------

        4)  Date Filed:

    ----------------------------------------------------------------------------

                                     [LOGO]

August 14, 2000

Dear Shareholder:

    You are cordially invited to attend the special meeting of shareholders of Old Guard Group, Inc. At the special meeting you will be asked to:

    - approve the proposed merger of Old Guard Group, Inc. and Westfield Merger Sub, Inc., a wholly owned subsidiary of Ohio Farmers Insurance Company. Ohio Farmers is a member of a group of insurance and related companies called the Westfield Companies.

    - approve the adjournment of the Old Guard Group, Inc. special meeting, if necessary.

    If the merger is approved, Old Guard Group, Inc. shareholders will receive Twelve Dollars ($12.00) for each share of Old Guard common stock that they own on the day of the merger.

    Your board of directors unanimously has approved and recommends that you vote FOR approval of the merger and FOR the adjournment proposal.

    The Board of Directors of Old Guard urges you to complete, sign, date, and return the enclosed proxy card promptly in the enclosed postage-paid envelope.

    The date of this proxy statement is August 14, 2000 and it was mailed with a proxy card on or about August 14, 2000.

    On behalf of the Board of Directors and our employees, I wish to thank you for your continued support. We appreciate your interest.

                                          Sincerely,

                                          /s/ DAVID E. HOSLER
                                          ______________________________________
                                          David E. Hosler
                                          President and
                                          Chief Executive Officer

                                     [LOGO]

                                2929 Lititz Pike
                                 P.O. Box 3010
                       Lancaster, Pennsylvania 17604-3010

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 11, 2000

To the Shareholders of Old Guard Group, Inc.:

    Notice is hereby given that a Special Meeting of the holders of Common Stock (the "Common Stock") of Old Guard Group, Inc. ("Old Guard") will be held at the Quality Inn & Suites, located at 2363 Oregon Pike, Lancaster, Pennsylvania on Monday, September 11, 2000, at 10:00 a.m., local time:

    - To approve and adopt the Agreement and Plan of Reorganization, dated
      May 10, 2000, among Old Guard, Ohio Farmers Insurance Company ("Ohio Farmers") and Westfield Merger Sub, Inc. ("Westfield")(attached as ANNEX "A" to the accompanying proxy statement), providing for the acquisition by Ohio Farmers of Old Guard through the merger of Old Guard and Westfield.

    - To vote on adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization.

    - To transact such other business as may properly come before the special meeting or any adjournment or adjournments thereof.

    Holders of record of issued and outstanding shares of Common Stock at the close of business on August 10, 2000 are entitled to notice of, and to vote at, the special meeting. Shareholders may vote in person or by proxy.

    Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

    The Board of Directors of Old Guard cordially invites you to attend the special meeting. Whether or not you are personally present, it is important that your shares be represented at the special meeting. Accordingly, please sign and return your proxy in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Steven D. Dyer,
                                          Secretary

Dated: Lancaster, Pennsylvania
     August 14, 2000

    SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT, INCLUDING A LATER DATED PROXY, SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF OLD GUARD AT OR BEFORE THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      3
CERTAIN CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING
  INFORMATION...............................................      7
THE SPECIAL MEETING.........................................      8
    Date, Time and Place....................................      8
    Matters to be Considered at the Old Guard Group, Inc.
     Special Meeting........................................      8
    Record Date: Stock Entitled to Vote; Quorum.............      8
    Votes Required..........................................      8
    Voting of Proxies.......................................      8
    Revocability of Proxies.................................      9
    Solicitation of Proxies.................................      9
MATTER NO. 1--APPROVAL OF THE AGREEMENT AND PLAN OF
  REORGANIZATION............................................     10
    Background of the Merger................................     10
    Reasons for the Merger..................................     12
    Effects of the Merger...................................     12
    Conversion Price........................................     12
    Opinion of Old Guard Independent Financial Advisor......     13
    Regulatory Approvals....................................     17
    Business Pending the Merger.............................     17
    Material Federal Income Tax Consequences................     20
    The Merger..............................................     20
    Sale of Common Stock....................................     21
    Non-United States Holders...............................     21
    Expenses................................................     22
    No Solicitation.........................................     22
    Amendment; Waivers......................................     23
    Conditions to the Merger................................     23
    Termination; Effect of Termination......................     23
    Dissenters' Rights of Appraisal.........................     24
FINANCIAL INTEREST OF DIRECTORS AND OFFICERS................     26
    Stock Options and Restricted Stock Awards...............     26
    Indemnification; Directors and Officers Insurance.......     26
    Employment Agreements...................................     26
CERTAIN RELATED TRANSACTIONS................................     27
    Stock Option Agreement..................................     27
    Voting Agreement........................................     28
MATTER NO. 2--ADJOURNMENT...................................     28
PRINCIPAL SHAREHOLDERS......................................     29
    Security Ownership of Management........................     30
LEGAL MATTERS...............................................     31
SHAREHOLDER PROPOSALS FOR 2001..............................     31
WHERE YOU CAN FIND MORE INFORMATION.........................     32
Annex A--Agreement and Plan of Reorganization
Annex B--Opinion of Financial Advisor
Annex C-- Pennsylvania Business Corporation Law, Dissenters
         Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Who are the parties to the merger?

A: Old Guard Group, Inc., Ohio Farmers Insurance Company and its subsidiary,
    Westfield Merger Sub, Inc.

Q: Who are the parties being merged?

A: Old Guard Group, Inc. and Westfield Merger Sub, Inc. will be merged.

Q: How will the merger be effected?

A: Old Guard and Westfield will be merged and the combined entity will be a subsidiary of Ohio Farmers Insurance Company.

Q: What will I receive, as a shareholder of Old Guard, as a result of the merger?

A: Shareholders of Old Guard will receive Twelve Dollars ($12.00) in cash in exchange for each share they own of Old Guard Group, Inc.

Q: What do I need to do now?

A: Just indicate on your proxy card how you want your shares to be voted, then sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the special meeting of Old Guard Group, Inc. to be held on September 11, 2000.

    Your vote is very important. Approval of the agreement requires the affirmative vote of a majority of the votes cast by the shareholders present at the Old Guard special meeting, in person or by proxy. You should return your signed proxy card as soon as possible.

    The Old Guard Board of Directors unanimously recommends voting "FOR" the merger.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares with respect to the merger only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions to your broker, your shares will not be voted on the merger agreement.

Q: Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote.
    First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: Who will be sending in their stock certificates?

A: Old Guard shareholders will be required to send in their stock certificates but not until AFTER approval of the merger.

Q: Should I send in my stock certificates now?

A: No. Shortly after the merger is completed, Ohio Farmers Insurance Company will send you written instructions for exchanging your Old Guard stock certificates for payment. We will request that you return your Old Guard stock certificates at that time.

Q: When do you expect to merge?

A: We are working toward completing the merger as quickly as possible. In addition to the approval of Old Guard shareholders, we also must obtain certain regulatory approvals. We expect to receive all necessary approvals and complete the merger by October 31, 2000.

Q: Whom should I call with questions or to obtain additional copies of this proxy statement?

A: You should contact:

    Old Guard Group, Inc.
    Steven D. Dyer, Secretary
    2929 Lititz Pike
    P.O. Box 3010
    Lancaster, Pennsylvania 17604-3010
    (717) 569-5361

                                    SUMMARY

    This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You should read carefully this entire proxy statement and the attached annexes. See "Where You Can Find More Information" on page 32 for reference to additional information available to you regarding Old Guard Group, Inc. and the merger.

THE MERGER

    If the merger is completed, you will receive cash of Twelve Dollars ($12.00) for each share of Old Guard common stock you own.

FEDERAL INCOME TAX ON CASH RECEIVED IN MERGER (Page 20)

    You will recognize gain or loss for federal income tax purposes upon receipt of cash in exchange for your common stock. TAX MATTERS ARE COMPLICATED, AND TAX RESULTS MAY VARY AMONG SHAREHOLDERS. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

OLD GUARD GROUP, INC. BOARD RECOMMENDS SHAREHOLDER APPROVAL (Page 12)

    The Old Guard Board believes that the merger is in the best interests of Old Guard and its shareholders and the Board unanimously recommends that you vote "FOR" approval of the merger.

COPY OF AGREEMENT AND PLAN OF REORGANIZATION ATTACHED (Page A-1)

    We have attached the Agreement and Plan of Reorganization as ANNEX "A" at the back of this proxy statement. We encourage you to read this agreement, because it is the legal document that governs the merger.

MERGER PRICE FAIR FROM A FINANCIAL POINT OF VIEW ACCORDING TO FINANCIAL ADVISOR
  OF OLD GUARD GROUP, INC. (Page B-1)

    Cochran, Caronia & Co., Old Guard's financial advisor, has given a written opinion to the Old Guard Board to the effect that, as of the date of this proxy statement, the financial consideration to be received in the merger is fair from a financial point of view to Old Guard's shareholders. We have attached the full text of this opinion as ANNEX "B" to this proxy statement. The opinion is subject to the qualifications and limitations referred to in the opinion. We encourage you to read the opinion carefully.

VOTE REQUIRED TO APPROVE THE MERGER (Page 8)

    Approval of the merger by Old Guard shareholders requires the affirmative vote of a majority of the votes cast, either in person or by proxy, at the Old Guard special meeting. Current directors, senior executive officers of Old Guard and two major shareholders, Gotham Capital, LLC and American Re-Insurance Company, own about 24.53% of the shares entitled to be cast at the meeting. All directors, senior executive officers and two significant shareholders, Gotham Capital, LLC and American Re-Insurance Company of Old Guard, have agreed to vote their shares in favor of the merger.

    Brokers who hold shares of Old Guard common stock as nominees will not have authority to vote such shares with respect to the merger unless shareholders provide voting instructions to their brokers.

OLD GUARD GROUP, INC. SPECIAL MEETING TO BE HELD SEPTEMBER 11, 2000 (Page 8)

    We will hold our special meeting of shareholders on September 11, 2000, at 10:00 a.m., local time, at Quality Inn & Suites, located at 2363 Oregon Pike, Lancaster, Pennsylvania

    At the special meeting, Old Guard shareholders will vote on the merger and on the proposal, if necessary, to adjourn the meeting to solicit additional proxies, and if necessary, to conduct any other business that properly arises.

THE COMPANIES

    Old Guard Group, Inc. is a holding company for Old Guard Insurance Company, Old Guard Fire Insurance Company, First Patriot Insurance Company and Investors Southern Corporation. Old Guard Insurance Company, Old Guard Fire and First Patriot are each Pennsylvania-chartered insurance companies. Investors Southern Corporation through its operating subsidiary, Southern Title Insurance Corporation, provides title insurance and related services in Virginia, North Carolina, Pennsylvania and Ohio. They are wholly-owned subsidiaries and operate as members of Old Guard Insurance, a group of insurance companies under common management. Old Guard Group also owns 80% of the capital stock of First Delaware Insurance Company, and controls Neffsville Mutual Fire Insurance Company, a mutual insurance company. We insure farms, small and medium-sized businesses and residences and automobiles in Pennsylvania, Maryland and Delaware. We market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 490 independent agencies.

    Ohio Farmers Insurance Company is the parent company of a group of affiliated insurance companies commonly known as the Westfield Companies. Based in Westfield Center, Ohio, a community located approximately 30 miles south of Cleveland, Ohio, the Westfield Companies comprise five multiple line property and casualty insurance companies. These are Ohio Farmers, Westfield Insurance Company, Westfield National Insurance Company, Beacon Insurance Company of America and American Select Insurance Company. The other companies are all wholly-owned subsidiaries of Ohio Farmers.

    The Westfield Companies are a multi-line insurance group. Their insurance business is licensed in 44 states, but the business written is concentrated in 18 states in the North Central and South Atlantic regions of the United States and in Arizona and New Mexico. The overall mix of their business is evenly divided between a full complement of personal and commercial insurance products, including personal lines, standard commercial products, workers' compensation, farm, automobile, inland marine, fire, burglary, homeowners, and fidelity and surety contracts. The Westfield Companies are represented by approximately 1,600 independent insurance agencies, which agencies are serviced through sixty service offices operated by the Westfield Companies and located throughout their territory of operations.

    The Westfield Companies distribute their products through the American Agency System. They are recognized in the insurance industry as a leader in automation. More than 1,100 of their independent agencies are interfaced with the home offices in Westfield Center, Ohio for application and electronic mail submission. Through marketing managers located in 16 states, the Westfield Companies provide professional marketing and claims assistance from sixty service offices. Approximately 90% of the insurance premium written by the Westfield Companies is billed by and paid directly to the companies.

    The Westfield Companies' operations emphasize long-standing relationships with both their 2,000 employees and their 1,600 insurance agencies, demonstrated by approximately 30 insurance agencies that have represented the companies for more than 100 years. In recent years, the Westfield Companies have grown outside their principal market in Ohio, increasing market penetration in neighboring mid-western states. Of the Westfield Companies' $875,954,029 of direct written premium for 1999, approximately 46.7% was attributable to insurance business written in Ohio, approximately 9.6% to business written in Indiana, approximately 7.3% to business written in Michigan, approximately 6.5% to business written in Illinois, and approximately 6.1% to business written in West Virginia, with the balance attributable to all other states. As of December 31, 1999, Ohio Farmers (the parent company) had in excess of $1.076 billion in admitted assets (as reported to the Ohio Department of Insurance under statutory accounting principles). The Westfield Companies are rated "A+" (Superior) by A. M. Best Company.

    Westfield Merger Sub, Inc. is a wholly owned subsidiary of Ohio Farmers that has been formed solely to complete the merger.

RECORD DATE (Page 8)

    If you owned shares of Old Guard common stock at the close of business on August 10, 2000, you are entitled to vote on the agreement and the adjournment proposal.

    On the record date, there were 3,711,089 shares of Old Guard Group, Inc. common stock outstanding. You will have one vote at the Old Guard Group, Inc. special meeting for each share of Old Guard Group, Inc. common stock you owned on the record date.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (Page 23)

    The following conditions must be met for us to complete the merger, in addition to other customary conditions:

    - approval of the merger by Old Guard Group, Inc. shareholders;

    - acquisition of any additional insurance coverage as they shall reasonably require by Ohio Farmers;

    - shareholders who exercise dissenters' rights shall not hold more than 7% of the issued and outstanding shares shares of Old Guard; and

    - certain previously identified employees of Old Guard and its subsidiaries shall have entered into new employment agreements or executed waiver agreements.

    The merger also cannot be completed unless we obtain the approval of the Pennsylvania, Delaware, Virginia and Ohio Departments of Insurance. Ohio Farmers Insurance Company filed the required applications seeking approval of the merger on July 11, 2000, July 20, 2000, August 1, 2000 and June 27, 2000, respectively. Additionally, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger may not be consummated until notifications have been given and certain information and materials have been furnished to and reviewed by the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. Old Guard and Ohio Farmers will file the pre-merger notification forms required by the Hart-Scott-Rodino Act with the Department of Justice and the Federal Trade Commission in August, 2000. Although we believe the regulatory approvals will be received in a timely manner, we cannot be certain when or if we will obtain them.

TERMINATION AND AMENDMENT OF THE AGREEMENT AND PLAN OF REORGANIZATION (Page 23)

    Old Guard and Ohio Farmers can agree at any time to terminate the agreement without completing the merger. There are a number of other circumstances and conditions under which any of the parties can terminate or amend the Agreement and Plan of Reorganization. For a more detailed discussion of the termination provisions of the agreement, see the section of this proxy entitled "Termination; Effect of Termination" on page 23.

WHAT IF I DON'T AGREE WITH THE MERGER?

    In addition to voting "no" at the special meeting, under Pennsylvania law you have the right to dissent from the merger and receive cash equal to the "fair value" of your shares. See "Dissenters Rights of Appraisal" on Page 24 for additional information. A copy of the full text of Section 1930 and Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law regarding dissenters' rights is attached to this proxy as "Annex C".

ORGANIZATION AND OPERATION AFTER THE MERGER (Page 12)

    In the acquisition of Old Guard Group, Inc., Westfield Merger Sub, Inc., the wholly owned subsidiary of Ohio Farmers Insurance Company, and Old Guard will be merged. The Board of Directors of Old Guard will resign and be replaced by a Board of Directors elected by Ohio Farmers and the officers of Old Guard will become the officers of the resulting entity until replaced.

STOCK OPTION AGREEMENT (Page 27)

    As a condition to Ohio Farmers entering into the agreement and to discourage other companies from acquiring Old Guard Group, Inc., Old Guard granted Ohio Farmers an option to purchase up to 367,000 shares of Old Guard common stock at an exercise price of $12.00 per share. Ohio Farmers may exercise this option only if another party seeks to gain control of Old Guard. We do not believe that any of the events that would permit Ohio Farmers to exercise the option have occurred as of the date of this proxy.

    The stock option agreement is attached to this proxy as EXHIBIT "B" to ANNEX "A."

VOTING AGREEMENT

    As an additional condition to Ohio Farmers entering into the agreement the directors and senior executive officers of Old Guard and two major shareholders, Gotham Capital, LLC and American Re-Insurance Company, have executed a voting agreement. Under the terms of the voting agreement, they have agreed to vote shares over which they have voting control for approval of the merger and against any competing merger proposal. The directors, senior executive officers of Old Guard and two major shareholders own approximately 24.53% of the shares entitled to vote at the meeting.

    The voting agreement is attached to this proxy as EXHIBIT "C" to ANNEX "A."

MONETARY BENEFITS TO MANAGEMENT IN THE MERGER (Page 26)

    When considering the recommendation of the Old Guard Group, Inc. Board of Directors, you should be aware that some directors and officers of Old Guard Group, Inc. have interests in the merger in addition to their interests as shareholders. For a detailed discussion of these benefits, see the section of this proxy entitled "FINANCIAL INTEREST OF DIRECTORS AND OFFICERS" on page 26.

                    CERTAIN CAUTIONARY STATEMENTS CONCERNING
                          FORWARD LOOKING INFORMATION

    This proxy statement may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to:

        (a) projections of or statements regarding future earnings, interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure and other financial terms;

        (b) statements of plans and objectives of management or the Board of Directors;

        (c) statements of future economic or business performance, and

        (d) statements of assumptions, such as economic conditions in the market areas served by Old Guard Group, Inc., and statements about Old Guard
    Group, Inc. and its business.

    Such forward looking information can be identified by the use of forward looking terminology such as "believes," "expects," "may," "intends," "will," "should," "anticipates," "projects," or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking information will be achieved. Such statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward looking information. Important factors that could impact operating results include, but are not limited to:

        (i) the effects of changing economic conditions in both the market areas served by Old Guard Group, Inc. and nationally;

        (ii) changes in federal and state insurance laws and regulations which could affect operations; and

        (iii) other external developments that could materially affect business and operations.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OLD GUARD GROUP, INC. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OLD GUARD GROUP, INC. SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

    The Old Guard Group, Inc. special meeting will be held on September 11, 2000, at 10:00 a.m., local time, at the Quality Inn & Suites, located at 2363 Oregon Pike, Lancaster, Pennsylvania.

MATTERS TO BE CONSIDERED AT THE OLD GUARD GROUP, INC. SPECIAL MEETING

    At the Old Guard Group, Inc. special meeting, holders of Old Guard common stock will be asked to consider and vote upon the approval and adoption of the Agreement and Plan of Reorganization and the approval of the adjournment proposal.

    Shareholders may also consider such other matters as may properly be brought before the Old Guard special meeting.

    The Board of Directors of Old Guard Group, Inc. has unanimously approved the Agreement and Plan of Reorganization and recommends a vote FOR approval and adoption of the agreement and FOR the adjournment proposal.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    On the record date, 3,711,089 shares of Old Guard common stock were issued and outstanding and held by approximately 2,915 holders of record.

    Shareholders entitled to cast at least sixty percent (60%) of the votes that all shareholders are entitled to cast on the record date must be represented in person or by proxy at the special meeting in order for a quorum to be present for purposes of voting on approval of the Agreement and Plan of Reorganization and any other matters to be considered at the special meeting.

VOTES REQUIRED

    All matters to be voted on by Old Guard shareholders will require the affirmative vote of holders of a majority of the Old Guard common stock present, in person or by proxy, at the special meeting.

    Each holder of shares of Old Guard common stock outstanding on the record date will be entitled to one vote for each share held of record on each matter to be considered at the special meeting.

    As of the Old Guard record date, directors and senior executive officers of Old Guard and two major shareholders, Gotham Capital, LLC and American Re-Insurance Company, beneficially owned and were entitled to vote 910,216 of Old Guard common stock, which represented approximately 24.53% of the shares of Old Guard Group, Inc. common stock outstanding on the record date. Each Old Guard director, senior executive officer and each of the two major shareholders has contractually agreed to vote the Old Guard Group, Inc. common stock so owned by him or her for approval and adoption of the Agreement and Plan of Reorganization and all other matters to be presented at the special meeting. In addition, the Old Guard Employee Stock Ownership Plan Trust owns 397,965 shares. Shares held by the trust that are allocated to the account of employee participants will be voted in accordance with the instructions of the participants. Unallocated shares will be voted by the plan trustee for and against each matter to be voted upon in the same proportion as the allocated shares.

    As of the record date Old Guard did not have voting power with respect to any shares of Old Guard common stock in a fiduciary, custodian or agent capacity.

VOTING OF PROXIES

    Shares represented by all properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified. Properly executed proxies that do not contain voting instructions will be voted in favor of the Agreement and Plan of Reorganization and in favor of the adjournment proposal.

    A broker cannot vote your shares with respect to the merger without specific instructions from you, the shareholder. Abstentions and broker non-votes relating to shares of Old Guard common stock will not constitute or be counted as votes "cast", but will be counted for the determination of a quorum, for purposes of the special meeting.

    We do not expect that any matter other than those referred to in this proxy will be brought before the special meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by:

    - filing with the Secretary of Old Guard Group, Inc. a duly executed revocation of proxy;

    - by submitting a duly executed proxy bearing a later date;

    - by appearing at the special meeting and voting in person.

    Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

    Old Guard will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers, and employees of Old Guard and its subsidiaries may solicit proxies from their shareholders by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Old Guard will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

    YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD. If the Agreement and Plan of Reorganization is approved, you will be provided with materials by Ohio Farmers for exchanging shares of Old Guard common stock for cash as promptly as practicable after the effective date of the merger.

                                  MATTER NO. 1
              APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION

    In this section of the proxy statement we describe the material terms and provisions of the proposed merger. A copy of the Agreement and Plan of Reorganization is attached to this proxy statement as ANNEX "A." We urge all shareholders to read the agreement carefully.

    The agreement provides that:

    - Ohio Farmers Insurance Company will acquire Old Guard Group, Inc. through a merger of Westfield Merger Sub, Inc. and Old Guard Group, Inc.;

    - Old Guard shareholders will receive Twelve Dollars ($12.00) for each share of Old Guard Group, Inc. common stock that they own if the merger is completed.

BACKGROUND OF THE MERGER

    The Old Guard Board of Directors has long believed that Old Guard needed to grow in order to remain competitive in the property and casualty insurance market. This perception was one of the driving forces behind the decision to form Old Guard Group, Inc. and convert the Old Guard operating subsidiaries from mutual to stock form. This process began in 1996 and culminated with the successful conversion of three principal operating subsidiaries from mutual to stock form on February 11, 1997. After the conversion, management believed that, as a public company, Old Guard was positioned to make acquisitions, or, failing that, to affiliate with a larger company to achieve the scale necessary to compete.

    Old Guard did successfully complete three smaller acquisitions, the acquisition of First Delaware Insurance Company, the acquisition of New Castle Mutual Insurance Company (now merged into Old Guard Insurance Company) and the acquisition of Southern Title Insurance Company. While these acquisitions have increased Old Guard's direct written premium volume to over $120 million annually and diversified its mix of business and risk, management believes that significantly greater scale and diversification is needed to remain competitive. Old Guard has not been able to achieve any acquisitions of the size management believes is necessary to achieve the desired scale.

    Two principal factors have impeded Old Guard's ability to grow through acquisition. First, Old Guard has achieved significant profitability in only one of the three completed fiscal years since it became a public company. This has had a depressing effect on Old Guard's stock price and therefore has reduced the value of Old Guard stock as acquisition currency. Second, because the conversion of the Old Guard subsidiaries was accomplished under a new statute that fundamentally changed the way in which Pennsylvania mutual insurance companies convert from mutual to stock form, that conversion has been challenged legally in a class action lawsuit brought by two policyholders purportedly on behalf of all policyholders. To date, Old Guard has successfully defended this lawsuit. All constitutional claims have been defeated and management remains confident that it will ultimately prevail on all remaining claims. However, the case is still at the pre-trial stage and may continue for some time. The uncertainty created by this litigation has also hindered Old Guard's ability to effect significant acquisitions.

    Because of Old Guard's inability to effect any larger acquisitions, management and the Board of Directors concluded that it was necessary to consider other alternatives. At the February 1999 Board meeting management recommended, and the Board adopted, a formal policy requiring the Board to study strategic alternatives, including sale of the company, at least annually. At that February meeting the Board also authorized Mr. Hosler to contact companies that may be potential merger partners. Shortly thereafter, Old Guard retained a financial advisor to assist with the study of strategic alternatives.

    On January 12, 1999, Mr. Hosler and Mr. Blair, the chairman of the Westfield Companies, had very preliminary conversations about a possible combination. As a result of the Board's February actions, Mr. Hosler invited Mr. Blair to visit Old Guard's headquarters on March 19, 1999 and Mr. Blair did so. More general merger discussions ensued. Old Guard agreed to provide the Westfield Companies with due diligence materials and did so in May 1999. Also in May 1999, Old Guard's Board of Directors received a report from its financial advisor regarding strategic alternatives. The report recommended that Old Guard explore merger prospects with four companies, including the Westfield Companies.

    On June 1, 1999, Mr. Hosler visited the Westfield Companies headquarters for additional discussions and a subsequent meeting was held at Old Guard's headquarters in Lancaster on July 2, 1999. At that meeting, Mr. Blair expressed the view that the uncertainty caused by the existence of the class action litigation made valuation of Old Guard difficult and created a substantial deterrent to the Westfield Companies' ability to make an offer that Old Guard would find acceptable. A similar concern regarding the litigation was raised by two of the other three companies with whom Old Guard had held discussions. As a result, in July 1999, the Old Guard Board decided to temporarily suspend merger discussions and Mr. Hosler informed Mr. Blair of this decision in August 1999. During the remainder of 1999, Mr. Hosler explored resolution of the litigation and other loss mitigation options and only limited discussions were held with the Westfield Companies and other potential acquirors.

    In October 1999, the Old Guard Board authorized Mr. Hosler to terminate Old Guard's existing financial advisor and retain Cochran, Caronia & Co. to act as Old Guard's financial advisor. Cochran, Caronia & Co. provided a report to the Board at its November meeting concerning various strategic alternatives and identifying potential merger partners, including the Westfield Companies. The board authorized Cochran, Caronia & Co. to seek preliminary expressions of interest from potential merger partners. Based upon this instruction, Cochran, Caronia & Co. approached 20 potential merger partners for the purpose of obtaining expressions of interest. Cochran, Caronia & Co. updated the board on the status of discussions with these potential merger partners at meetings held in January and February 2000.

    Mr. Hosler renewed direct merger discussions with the Westfield Companies on February 4, 2000, in part due to the fact that Old Guard's 1999 results would again be weak. Additional discussions were also begun with potential merger candidates as well as with two of the companies with whom discussions had been held in the Summer and Fall of 1999. The Westfield Companies and other potential merger partners performed additional due diligence in February and March, 2000. Preliminary indications of interest valued the Company at a 10% to 25% discount to the fully diluted book value, or approximately $18 per share. In March 2000, after completing its due diligence, the Westfield Companies informed Old Guard that it would not proceed and withdrew its indication of interest. Discussions with other parties that had performed material due diligence further indicated that this valuation was not achievable. In late April 2000, Cochran, Caronia & Co. renewed discussions with Westfield and three other companies in an attempt to negotiate a transaction. Westfield and its advisors and counsel negotiated the price and the material terms of the Agreement and Plan of Reorganization. On May 9, 2000, the Old Guard Board reviewed the financial terms of the Westfield and two additional proposed transactions with Cochran, Caronia & Co. Counsel for Old Guard also reviewed in detail the Board's fiduciary duties and the material terms of the Agreement and Plan of Reorganization and Cochran, Caronia & Co. orally advised the board of its opinion that the merger consideration was fair, from a financial point of view, to the Old Guard shareholders. The Old Guard Board and the Ohio Farmers Board each approved the transaction in principal on May 9, 2000. The Agreement and Plan of Reorganization was executed on the evening of May 10, 2000 and announced on May 11, 2000 prior to the commencement of trading.

REASONS FOR THE MERGER

    The Old Guard Group, Inc. Board of Directors believes that the merger is fair to, and in the best interests of, Old Guard Group, Inc. and its shareholders. In reaching these conclusions, the Old Guard board considered a number of factors, including the following:

    - the need to achieve scale and diversification to remain competitive;

    - Old Guard's inability to achieve scale and diversification because of weak operating results and the existence of the class action litigation;

    - Old Guard's historical and projected operating results and financial condition;

    - the economic, business and competitive climate for insurance companies in Pennsylvania and Ohio Farmers business plan for strengthening Old Guard's competitive position;

    - the intention of the Westfield Companies to maintain the Lancaster, Pennsylvania offices of Old Guard;

    - the creation of career opportunities for Old Guard employees through employment with a larger insurance entity;

    - the opinion of Cochran, Caronia & Co. that the consideration to be paid to the Old Guard shareholders was fair from a financial point of view.

    This list of factors considered by the Old Guard board is not exhaustive, but is intended to highlight the material factors considered by the Old Guard board. Individual directors may have given different weights to these factors in reaching their decision; however, the Old Guard board did not assign specific weights or priority to any one factor.

    Accordingly, the Old Guard board recommends that shareholders vote FOR approval of the Agreement and Plan of Reorganization.

EFFECT OF THE MERGER

    If the agreement is approved by the shareholders of Old Guard, Ohio Farmers will acquire Old Guard through a merger of Westfield and Old Guard. Ohio Farmers will pay Twelve Dollars ($12.00) per share for all of the issued and outstanding shares of Old Guard common stock. The combined Old Guard/Westfield company will be a wholly owned subsidiary of Ohio Farmers Insurance Company.

    All property, rights, debts and obligations of both Westfield and Old Guard will automatically transfer to and vest in the surviving corporation in accordance with applicable law. Existing directors of Old Guard will immediately resign and will be replaced by directors elected by Ohio Farmers. The current officers of Old Guard will be the initial officers of the surviving company.

CONVERSION PRICE

    On the effective date of the merger, each outstanding share of Old Guard common stock will automatically convert into the right to receive Twelve Dollars ($12.00) in cash for each share of Old Guard common stock owned as of the date of the merger.

    On or prior to the effective date of the merger, each outstanding option, warrant or similar right to purchase shares of Old Guard common stock will be terminated. If and only if the exercise price of such option, warrant or right is less than Twelve Dollars ($12.00), then the holders of the terminated options, warrants or rights will be entitled to receive from Old Guard the difference in cash between the option, warrant or right exercise price and Twelve Dollars ($12.00).

OPINION OF OLD GUARD INDEPENDENT FINANCIAL ADVISOR

    Old Guard retained Cochran, Caronia & Co. (CC&Co) to act as its financial advisor in connection with the proposed merger. In connection with its engagement, Old Guard requested that CC&Co evaluate the fairness, from a financial point of view, of the consideration to be received in the merger by holders of Old Guard common stock. On May 9, 2000, at a meeting of the Old Guard board held to evaluate the proposed merger, CC&Co delivered to the Old Guard board a preliminary oral opinion (which opinion was confirmed by delivery of a written opinion dated May 10, 2000, the date of execution of the merger agreement) to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Old Guard common stock.

    In arriving at its opinion, CC&Co:

    - reviewed financial terms and conditions of the merger agreement;

    - held discussions with senior officers, directors and other representatives and advisors of Old Guard concerning the business, operations and prospects of Old Guard;

    - examined publicly available business and financial information relating to Old Guard;

    - examined financial forecasts and other information and data for Old Guard that were provided to or otherwise discussed with CC&Co by the management of Old Guard, including actuarial reserve analyses prepared by the independent actuaries of Old Guard;

    - reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Old Guard common stock, the historical and projected earnings and other operating data of Old Guard, and the capitalization and financial condition of Old Guard;

    - considered, to the extent publicly available, the financial terms of other transactions recently effected that CC&Co considered relevant in evaluating of the merger;

    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations CC&Co considered relevant in evaluating those of Old Guard; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as CC&Co deemed appropriate in arriving at its opinion.

    In rendering its opinion, CC&Co assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to financial forecasts and information and data, the management of Old Guard advised CC&Co that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Old Guard as to the future financial performance of Old Guard.

    CC&Co also was advised that the actuarial reserve analyses relating to Old Guard prepared by its independent actuaries were reasonably prepared on bases reflecting the best currently available estimates and judgments of the actuaries as to Old Guard's reserves. CC&Co is not an actuarial firm and its services did not include any actuarial determinations or evaluations by it or an attempt to evaluate actuarial assumptions, nor did CC&Co express any views as to matters relating to Old Guard's reserves, including, without limitation, the adequacy of Old Guard's reserves. CC&Co did not make and, except for the actuarial reserve analyses prepared by Old Guard's independent actuaries, was not provided with an independent evaluation or appraisal of the assets, liabilities (contingent or otherwise) or reserves of Old Guard, and did not make any physical inspection of the properties or assets of Old Guard. CC&Co assumed, with Old Guard's consent, that in the course of obtaining the necessary regulatory approvals for the merger, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on the ability of the parties to consummate the merger. CC&Co further assumed that the transactions contemplated by the merger agreement would be consummated on the terms described in the merger agreement, without the waiver of any material rights, terms or conditions thereof by Old Guard.

    In connection with its engagement, CC&Co was requested to approach, and held discussions with, third parties to solicit indications of interest in the possible acquisition of Old Guard. CC&Co expressed no view as to, and its opinion does not address, the relative merits of the merger as compared with any alternative business strategies that might exist for Old Guard or the effect of any other transaction in which Old Guard might engage. CC&Co's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to CC&Co, as of the date of its opinion. Although CC&Co evaluated the merger consideration from a financial point of view, CC&Co was not asked to and did not recommend the specific form or amount of consideration payable in the merger, which was determined through negotiation between Old Guard and the Westfield Companies. No other instructions or limitations were imposed by Old Guard on CC&Co with respect to the investigations made or procedures followed by CC&Co in rendering its opinion.

    THE FULL TEXT OF CC&CO'S WRITTEN OPINION DATED THE DATE OF THIS PROXY STATEMENT, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. CC&CO'S OPINION IS DIRECTED TO THE OLD GUARD BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO HOW TO VOTE AT THE SPECIAL MEETING OR WITH RESPECT TO ANY OTHER MATTER RELATING TO THE PROPOSED MERGER.

    In preparing its opinion, CC&Co performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying CC&Co's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, CC&Co believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, CC&Co considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Old Guard. No company, transaction or business used in those analyses as a comparison is identical to Old Guard or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in CC&Co's analyses and the valuation ranges resulting from any particular analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CC&Co's analyses and estimates are inherently subject to substantial uncertainty.

    CC&Co's opinion and analyses were only one of many factors considered by the Old Guard board in its evaluation of the merger and should not be viewed as determinative of the views of the Old Guard board or management with respect to the merger consideration or the proposed merger.

    The following is a summary of the material financial analyses performed by CC&Co in connection with rendering its opinion:

    SELECTED COMPANIES ANALYSIS.--Using publicly available information, CC&Co analyzed the market values and trading multiples of certain selected publicly traded small-cap commercial/personal lines insurance companies, which are listed below. Although there were no public companies with precisely the same mix of businesses and financial conditions as Old Guard, CC & Co. believes the companies listed below were reasonably comparable.

    All multiples were based on stock prices available as of May 9, 2000. Estimated financial data for the selected companies were based on research analysts' estimates, and estimated financial data for Old Guard were based on internal estimates of Old Guard's management. CC&Co compared market values of Old Guard and the selected companies as a multiple of, among other things, calendar year 2000 and 2001 estimated earnings computed in accordance with generally accepted accounting principles, commonly known as GAAP, 1999 year end statutory surplus, and GAAP book value as of March 31, 2000. CC&Co then applied a range of selected multiples derived from the selected companies of calendar year 2000 and 2001 estimated GAAP earnings, 1999 year end statutory surplus, and latest GAAP book value as of March 31, 2000 to corresponding financial data of Old Guard in order to derive an implied equity reference range for Old Guard.

                                                                        PRICE/1Q
                                           PRICE/2000E   PRICE/2001E    MARCH 31,    PRICE/DECEMBER 31,
                                           (ESTIMATED)   (ESTIMATED)    2000 GAAP      1999 STATUTORY
                                            EARNINGS      EARNINGS     BOOK VALUE          SURPLUS
                                           -----------   -----------   -----------   -------------------
Penn-America Group.......................      10.4x          9.2x          .81x              .94x
Donegal Group............................       7.1           6.1           .57               .57
Merchants Group..........................      10.0           7.8           .59               .76
Meridian Insurance Group.................      12.9          11.3           .77               .74
Farm Family Holdings.....................       8.1           7.5           .87               .66
United Fire & Casualty...................       N/A           N/A           .82               .72
EMC Insurance Group......................       N/A           N/A           .62               .78
Philadelphia Consolidated................      10.0           8.9          1.35              1.08
          Median.........................      10.0           8.3           .79               .75
Old Guard Group--
Transaction Multiples....................      20.3           8.5           .62*              .82

------------------------

* Fully diluted book value estimate; additional adjustments were reviewed with the board.

    PRECEDENT TRANSACTIONS ANALYSIS.--Using publicly available information, CC&Co reviewed the financial terms and implied transaction value multiplies paid or proposed to be paid in certain selected transactions among commercial/personal lines insurance companies. Although no transaction utilized in this analysis was identical to the merger, CC&Co believes the transactions transactions listed below were reasonable comparable.

    CC&Co compared purchase prices in the selected transactions as a multiple of, among other things, latest statutory surplus and GAAP book values. All multiples were based on publicly available financial information from the selected transaction. CC&Co then applied a range of selected multiples derived from the selected transactions of latest statutory surplus and GAAP book value to Old Guard's

1999 year end statutory surplus and adjusted GAAP book value as of March 31, 2000 in order to derive an implied equity reference range for Old Guard.

                                                                              PRICE/      PRICE/
                                                              PRICE/ GAAP    STATUTORY   STATUTORY
ACQUIROR/ACQUIREE                                             BOOK VALUE     EARNINGS     SURPLUS
-----------------                                            -------------   ---------   ---------
Fairfax Financial Holdings Ltd./Sen-Tech Int'l. (Seneca
  Insurance Co.)...........................................       1.14x         16.4x       1.57x
St. Paul Companies, Inc./Pacific Select Insurance
  Holdings.................................................        N/A           N/M        1.78
St. Paul Companies, Inc./MMI Companies, Inc................       0.61           N/M        1.66
Motor Club of America/Mountain Valley Insurance Company....        N/A          14.7         .25
Royal & Sun Alliance Ins. Group/ Orion Capital Corp........       2.26          12.2        2.53
White Mountains Insurance Grp./ Consolidated International
  Group....................................................        N/A          21.9        1.33
Millers American Group, Inc./Phoenix Indemnity Insurance
  Co.......................................................        N/A          27.8        1.65
United Fire & Casualty Co./American Indemnity Financial
  Corp.....................................................       0.92           N/M        1.36
Unitrin Inc./Valley Group Inc..............................        N/A          12.8         N/A
Motor Club of America/North East Insurance Company.........       0.99           N/M        1.64
Markel Corp./Gryphon Holdings Inc..........................       1.21          18.9        2.37
Ohio Casualty Corp./America Financial Group (commercial
  lines)...................................................       1.60           N/A         N/A
Kingway Financial/Walshire Assurance.......................       1.03          31.3        1.58
Commercial Union Plc/Farmers Union Ins.....................        N/A          18.2        2.73
Orion Capital Corp./Grocers Ins. Group.....................        N/A          16.0        1.79
Orion Capital/Unisun.......................................        N/A           N/M        1.37
GE Capital Corp./Coregis Group Inc.........................        N/A          11.6        1.66
          Median...........................................       1.09          16.4        1.65
Old Guard--Transaction Multiples...........................       0.62*          N/M        0.82

------------------------

* Fully diluted book value estimate; additional adjustments were reviewed with the board.

    DISCOUNTED CASH FLOW ANALYSIS.--CC&Co performed a discounted cash flow analysis of Old Guard's projected dividendable cash flows during calendar year 2000 through 2004 based on internal estimates of Old Guard's management. CC&Co derived an implied equity reference range for Old Guard by applying a terminal growth rate of 5% to Old Guard's 2004 estimated statutory earnings and a range of selected discount rates from 10% to 15%.

    VALUATION RESULTS.--The combination of these various valuation methodologies resulted in an implied equity reference range for Old Guard of approximately $40-$50 million (approximately $10-$13 per share) compared to the merger consideration of approximately $45 million ($12 per share).

    OTHER FACTORS.--In rendering its opinion, CC&Co also reviewed and considered other factors, including:

    - Historical and projected financial data for Old Guard, including Old Guard's financial performance and financial position as well as financing options available to Old Guard;

    - Historical trading prices for Old Guard common stock.

    MISCELLANEOUS.--Under the terms of its engagement, Old Guard has agreed to pay CC&Co for its financial advisory services upon completion of the merger an aggregate fee of $500,000. Old Guard also has agreed to reimburse CC&Co for reasonable travel and other out-of-pocket expenses incurred by CC&Co in performing its services, including the fees and expenses of its legal counsel, and to indemnify CC&Co and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    In the ordinary course of business, CC&Co and its affiliates may actively trade or hold the securities of Old Guard for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

    CC&Co is a full service investment bank focused exclusively on the insurance industry and was selected by Old Guard based on its experience and expertise in the industry. CC&Co regularly engages in the valuation of insurance company securities in connection with business combinations, investments and other transactions.

REGULATORY APPROVALS

    The Pennsylvania, Virginia, Delaware and Ohio Departments of Insurance must approve the acquisition and the merger. Ohio Farmers Insurance Company filed applications for approval with each state's Department of Insurance on July 11, 2000, August 1, 2000, July 20, 2000 and June 27, 2000, respectively.

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated under the Hart-Scott-Rodino Act, the merger may not be consummated until notifications have been given and certain information and materials have been furnished to and reviewed by the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. Old Guard and Ohio Farmers will file the pre-merger notification forms required by the Hart-Scott-Rodino Act with the Department of Justice and the Federal Trade Commission in August, 2000. Unless a request for additional information is made by the reviewing federal agency, or early termination of the waiting period is granted, the waiting period under the Hart-Scott-Rodino Act applicable to the merger will expire 30 days after the filing. At any time prior to or after the consummation of the merger, the Department of Justice or the Federal Trade Commission could take action under the federal antitrust laws, including seeking to enjoin the merger or seeking conditions thereon. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or impose conditions.

BUSINESS PENDING THE MERGER

    Under the Agreement and Plan of Reorganization, Old Guard agreed to use its best efforts to preserve its business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, Old Guard agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the agreement or with the written consent of Ohio Farmers.

    Old Guard also agreed that it may not without the written consent of Ohio
Farmers:

    - amend the Articles of Incorporation, Bylaws or equivalent organizational documents of Old Guard or any of Old Guard's Subsidiaries;

    - declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than payment of quarterly cash dividends to stockholders of not more than $.05 per share), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and insurance agents in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

    - other than as permitted by any of Old Guard's stock option plans, take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights otherwise granted under any Old Guard Stock Option Plans or any benefit plan or authorize cash payments in exchange for any options or other rights granted under any such plan;

    - enter into any contract or commitment, or violate, terminate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice, and shall not enter into or modify in any material respect any contracts or commitments with managing general agents without the prior written consent of Ohio Farmers;

    - issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (other than the issuance of shares of Old Guard's common stock pursuant to the exercise of stock options outstanding as of the date of the Agreement and Plan of Reorganization or pursuant to the Old Guard Option Agreement) or modify any outstanding securities convertible into shares of its capital stock or subscription rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue such shares or other convertible securities;

    - transfer or license to any person or otherwise extend, amend or modify any rights to its intellectual property other than in the ordinary course of business consistent with past practice;

    - enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, servicing, or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology;

    - sell, lease, license or otherwise dispose of or encumber any properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, except in the ordinary course of business consistent with past practice;

    - incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities or guarantee any debt securities of others;

    - pay, discharge, satisfy, settle or compromise any amount in excess of $25,000 in any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than claims of or against insurance policyholders arising in the ordinary course of business consistent with past practice, and payment, discharge or satisfaction of liabilities reflected or reserved against in Old Guard's Financial Statements;

    - make any capital expenditures, capital additions or capital improvements, except in the ordinary course of business and consistent with past practice;

    - materially reduce the amount of any insurance coverage provided by existing insurance policies or materially modify the nature, terms or amounts of existing reinsurance;

    - modify or readjust any insurance reserves of any kind or nature, other than in the ordinary course of business consistent with past practice;

    - terminate or waive any right of substantial value, other than in the ordinary course of business;

    - enter into any collective bargaining agreement; establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of directors, officers or employees; hire any new officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of employees other than pursuant to ordinary annual employee reviews consistent with past practice;

    - grant or increase any severance or termination pay to, or enter into any employment, severance or termination agreement with, (i) any director or officer, or (ii) any other employee except payments made pursuant to standard written agreements previously disclosed to Ohio Farmers.

    - commence a lawsuit other than (i) for the routine collection of bills,
      (ii) in connection with the ordinary course of its claims settlement practices, (iii) in such cases where it in good faith determines failure to commence suit would result in material impairment of a valuable aspect of its business, provided that Old Guard consults with Ohio Farmers prior to the filing of such a suit, or (iv) for a breach of the Agreement and Plan of Reorganization;

    - except as previously disclosed to Ohio Farmers, acquire or agree to acquire by merger or consolidation with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, or acquire or agree to acquire any equity securities of any person, other than in the ordinary course of managing its investment portfolio consistent with past practice;

    - make or change any election in respect of taxes, adopt or change any accounting method in respect of taxes, file any tax return or any amendment to a tax return (other than in the ordinary course of business consistent with past practice), enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of a limitation period applicable to any claim or assessment in respect of taxes;

    - fail to give any notice or provide other information required by applicable law to be given to the employees of Old Guard and any applicable governmental entity under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, or other applicable law in connection with the transactions provided for in the Agreement and Plan of Reorganization;

    - revalue any of its assets, including writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

    - enter into any agreement with any person limiting in any manner the territory or scope of business activities which Old Guard or any of its subsidiaries may engage;

    - form any new subsidiary; or

    - take or agree in writing to take (i) any of the actions described in Sections 5.1(a) through (w) of the Agreement and Plan of Reorganization, or (ii) any action which would make any of its representations or warranties contained in the Agreement and Plan of Reorganization untrue or incorrect or could prevent it from performing or cause it not to perform its covenants and obligations thereunder.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a description of the material United States federal income tax consequences of the merger of Old Guard and Westfield. Except where we state otherwise, this summary deals only with the disposition of Old Guard common stock ("Common Stock") held as a capital asset by a holder who is a United States person (as defined below).

    A "United States person" is any beneficial owner who is one of the following:

    - a citizen or resident of the United States;

    - a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision of the United States;

    - an estate the income of which is subject to United States federal income taxation regardless of its source; or

    - any trust (x) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

    A "Non-U.S. Holder" is a beneficial owner who is not a United States person.

    If a partnership holds Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding Common Stock, we suggest that you consult your tax advisor.

    Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

    - tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark to market method of accounting for their securities, real estate investment trusts and regulated investment companies;

    - tax consequences to persons who hold Common Stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

    - tax consequences to holders of Common Stock whose "functional currency" is not the U.S. dollar;

    - alternative minimum tax consequences, if any; or

    - any state, local or foreign tax consequences.

    This summary is based on the Code, the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the date of the merger.

    The authorities on which this summary is based are subject to various interpretations. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary.

    You should consult your tax advisor with respect to the tax consequences to you of the merger and your disposition of Common Stock, including the tax consequences under state, local, foreign, and other tax laws.

THE MERGER

    Under the Agreement and Plan of Reorganization, the merger is structured so that, on the effective date, (a) Westfield and Old Guard will merge, and
(b) each outstanding share of Common

Stock will automatically convert into the right to receive twelve dollars ($12.00) in cash. For United States federal income tax purposes, the transactions will be characterized as a reverse triangular merger in which the holders of the Common Stock will be treated as selling their Common Stock to Ohio Farmers Insurance Company for cash.

    If a holder of Common Stock dissents from the merger (see "Dissenters Rights of Appraisal"), the dissenting shareholder's shares of Common Stock will be converted into the right to receive cash from the surviving corporation in an amount equal to the "fair value" of the dissenting shareholder's shares. For United States federal income tax purposes, dissenting shareholders will be treated as selling their Common Stock to the surviving corporation for cash.

SALE OF COMMON STOCK

    Upon the sale of your Common Stock, you will recognize capital gain or loss in accordance with your regular method of accounting in an amount equal to the difference between the proceeds you receive and your tax basis in the Common Stock. The resulting gain or loss will be either short-term or long-term capital gain or loss depending on your holding period for your Common Stock. Capital gains of individuals derived with respect to capital assets held for more than one year are subject to tax at a maximum rate of 20%. Your ability to deduct capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

    The following discussion only applies to you if you are a Non-U.S. Holder.

U.S. FEDERAL WITHHOLDING TAX

    Except as discussed below, the 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale of your Common Stock.

U.S. FEDERAL INCOME TAX

    Any gain or income you realize on the disposition of your Common Stock will generally not be subject to U.S. federal income or withholding tax unless:

    - that gain or income is effectively connected with the conduct of a trade or business in the United States by you;

    - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

    - the Company is or has been a "United States real property holding corporation" for United States federal income tax purposes, and certain other conditions are met.

    The Company believes that it never has been, is not currently and is not likely to be treated as a United States real property holding corporation.

    Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company," or company that accumulates earnings for the purpose of avoiding tax, and are subject to special treatment under the Code. If you are such an entity, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    If you are a United States person, unless you are an exempt recipient, such as a corporation, the proceeds you receive from the sale of Common Stock will be subject to information reporting and may be subject to United States federal backup withholding at the rate of 31% if you fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable United States information reporting or certification requirements.

    If you are a Non-U.S. Holder, payment of the proceeds of sale of Common Stock within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

    Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

    This is not a complete description of all the federal income tax consequences of the merger and, in particular, does not address tax considerations that may affect the treatment of shareholders who acquired their Old Guard common stock pursuant to the exercise of employee stock options or otherwise as compensation, or shareholders that are exempt organizations or who are not citizens or residents of the United States. Your individual circumstances may affect the tax consequences of the merger to you. In addition, no information is provided herein with respect to the tax consequences of the merger under applicable state, local, or foreign laws. Accordingly, you are advised to consult a tax advisor as to the specific tax consequences of the merger to you.

EXPENSES

    Old Guard and Ohio Farmers will each pay all their respective costs and expenses, including fees and expenses of financial consultants, accountants and legal counsel.

NO SOLICITATION

    The agreement prohibits Old Guard or any of its affiliates or representatives from directly or indirectly:

    - taking any action to solicit, initiate or encourage any takeover proposal; or

    - engaging in negotiations with, or disclosing any nonpublic information relating to Old Guard or any of its subsidiaries; or

    - giving access to the properties, books or records of Old Guard or any of its subsidiaries to, any person that has advised Old Guard that it may be considering making, or that has made, a takeover proposal.

    Old Guard's Board of Directors is not prohibited from disclosing to Old Guard's shareholders its position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934. In addition, if the Board of Directors of Old Guard receives an unsolicited takeover proposal and subsequently receives a written opinion from Cochran, Caronia & Co. that such takeover proposal, if consummated, would be materially more financially favorable to Old Guard's shareholders and the Board of Directors receives advice of outside counsel that in outside counsel's judgment the failure to take certain actions would constitute a breach of their fiduciary duty, Old Guard may, subject to certain conditions, enter into negotiations with the entity making the unsolicited takeover proposal.

AMENDMENT; WAIVERS

    Subject to any applicable legal restrictions, at any time prior to completion of the merger, Old Guard, Ohio Farmers and Westfield may:

    - amend the agreement;

    - revise the time for the performance of any of the obligations or other acts of Old Guard, Ohio Farmers and Westfield required in the agreement;

    - correct any inaccuracies in the representations and warranties contained in the agreement; or

    - waive compliance with any of the agreements or conditions contained in the agreement, except for the requirements of shareholder approvals, regulatory approvals and the absence of any order, decree, or injunction preventing the merger.

    After the shareholders of Old Guard have approved the agreement, Old Guard, Ohio Farmers and Westfield cannot modify the amount nor the form of consideration that the Old Guard shareholders will receive upon completion of the merger or take any action that would otherwise materially adversely affect any shareholder without shareholder approval.

CONDITIONS TO THE MERGER

    The obligations of Old Guard and Ohio Farmers to complete the merger are subject to various conditions, which include, among other customary provisions for transactions of this type, the following:

    - approval of the merger by Old Guard shareholders;

    - receipt of all required regulatory approvals, including the expiration or termination of any notice and waiting periods;

    - the absence of any legal order prohibiting the merger;

    - delivery of opinions by each company's respective legal counsel;

    - acquisition by Ohio Farmers of additional insurance coverage as they shall reasonably require;

    - dissenting shareholders shall not hold more than 7% of the issued and outstanding shares of Old Guard; and

    - certain previously identified employees of Old Guard and its subsidiaries shall have entered into new employment agreements or executed waiver agreements.

    Except for the requirements of shareholder approvals, regulatory approvals and the absence of any legal order preventing the merger, each of the conditions described above may be waived in the manner and to the extent described in "--Amendment; Waivers" on page 23.

TERMINATION; EFFECT OF TERMINATION

    Old Guard, Ohio Farmers, and Westfield may terminate the agreement at any time prior to completion of the merger by mutual written consent.

    In addition, Old Guard, Ohio Farmers or Westfield may terminate the agreement at any time prior to completion of the transaction:

    - if the closing date of the merger does not occur before November 30, 2000, unless the failure to close by that date results from the failure of the party seeking to terminate the agreement to materially perform any of its obligations; or

    - if any party has received a final nonappealable order from a regulatory authority denying a required approval or consent, unless the denial results from the failure of the party seeking to terminate the agreement to materially perform any of its obligations; or

    - if any party has materially breached any material covenant or representation contained in the agreement which would have a material adverse effect on the assets, financial condition or results of operation of the other party on a consolidated basis, but only if the breach remains uncured.

    Ohio Farmers alone may terminate the agreement:

    - if the Board of Directors of Old Guard fails to recommend and endorse the agreement or withdraws or modifies a prior recommendation in a manner adverse to Ohio Farmers; or

    - if the Board of Directors of Old Guard fails to call a special meeting of the shareholders on or before August 31, 2000; or

    - if the Board of Directors of Old Guard fails to hold a special meeting of the shareholders on or before September 30, 2000.

    Old Guard alone may terminate the agreement at any time prior to completion of the merger:

    - if the Board of Directors of Old Guard receives a superior proposal (as defined in the agreement) and has complied with the termination provisions of the agreement.

    If the agreement is terminated under certain circumstances, Old Guard will be required to pay Ohio Farmers a termination fee in the amount of $2,500,000. The specific circumstances of termination that would give rise to payment of the termination fee are contained in Section 8 of the agreement (attached to this proxy statement as ANNEX "A.")

    In the event that Old Guard, Ohio Farmers or Westfield terminates the agreement, other than the termination fee described above and the payment of expenses of the other party under certain circumstances, none of the parties will have any continuing liability or obligation other than the obligations dealing with confidentiality and any liabilities resulting from willful breach or fraud. Under certain conditions, the Option Agreement would survive the termination for a period of up to 181 days after the termination of the Agreement and Plan of Reorganization.

DISSENTERS' RIGHTS OF APPRAISAL

    Pursuant to the Pennsylvania Business Corporation Law, shareholders of Old Guard have the right to dissent from the merger, and to obtain payment of the "fair value" of their Old Guard common stock, if the merger is consummated. The term "fair value" means the value of Old Guard common stock immediately before completion of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

    The following summary of the steps to be taken if the right to dissent is to be exercised is qualified in its entirety by the full text of Section 1930 and Subchapter D of Chapter 15 of the Pennsylvania law, which are attached as ANNEX "C" to this proxy statement. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any Old Guard shareholder to comply with the aforesaid steps will result in the shareholder receiving the consideration contemplated by the agreement. Any shareholder of Old Guard who contemplates exercising the right to dissent is urged to read carefully the provisions of Section 1930 and Subchapter D of Chapter 15 of the BCL.

    Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the closing date, must be sent to Old Guard Group, Inc., 2929 Lititz Pike, P.O. Box 3010, Lancaster, Pennsylvania 17604-3010 (Attention: Corporate Secretary).

    A shareholder who wishes to dissent must file with Old Guard prior to the vote of shareholders on the merger at the special meeting a written notice of intention to demand that he be paid the fair value for his shares of Old Guard common stock, if the merger is effected, must effect no change in the beneficial ownership of his Old Guard common stock from the date of such filing through the closing date, and must refrain from voting his Old Guard common stock to approve the merger. Neither a proxy nor a vote against approval of the merger will constitute the necessary written notice of intention to dissent. A beneficial owner of Old Guard common stock whose shares are held of record in "street name" by a brokerage firm or other nominee must obtain the written consent of such record holder to such beneficial owner's exercise of dissenters' rights and must submit such consent to Old Guard no later than the time of the filing of his notice of intention to dissent.

    If the merger is approved by the required vote of Old Guard's shareholders at the special meeting, Old Guard will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting in favor of the merger. The notice will state where and when a demand for payment must be sent and certificates for Old Guard common stock must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing of the notice.

    A shareholder who fails to timely demand payment or fails to timely deposit stock certificates, as required by Old Guard's notice, will not have any right to receive payment of the fair value of his Old Guard common stock.

    Promptly after completion of the merger, or upon timely receipt of demand for payment if the merger already has been completed, Old Guard will either remit to dissenters who have made demand and have deposited their stock certificates the amount that Old Guard estimates to be the fair value of the Old Guard common stock or give written notice that no such remittance is being made. The remittance or notice will be accompanied by (i) a closing balance sheet and an income statement of Old Guard for a fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements, (ii) a statement of Old Guard's estimate of the fair value of the Old Guard common stock, and (iii) notice of the right of the dissenter to demand payment or supplemental payment under the Pennsylvania Business Corporation Law, as the case may be, accompanied by a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. If Old Guard does not remit the estimated fair value for shares with respect to which demand for payment has been made and stock certificates have been deposited, then Old Guard will return any certificates that have been deposited. Returned certificates, and any certificates subsequently issued in exchange therefor, will be marked to record the fact that demand for payment has been made. Transferees of shares so marked shall not acquire any rights in Old Guard other than those rights held by the original dissenter after such dissenter demanded payment of fair value.

    If a dissenter believes that the amount stated or remitted by Old Guard is less than the fair value of the Old Guard common stock he may send Old Guard his own estimate of the fair value of the Old Guard common stock which shall be deemed to be a demand for payment of the amount of the deficiency. If Old Guard remits payment of its estimated value of a dissenter's Old Guard common stock and the dissenter does not file his own estimate within 30 days after the mailing by Old Guard of its remittance, the dissenter will be entitled to no more than the amount remitted to him by Old Guard.

    Within 60 days after the latest to occur of completion of the merger, timely receipt by Old Guard of any demands for payment, or timely receipt by Old Guard of any estimates by dissenters of fair value, if any demands for payment remain unsettled, Old Guard may file in the Court of Common Pleas of Lancaster County, an application requesting that the fair value of the Old Guard common stock be determined by the Court. In that case, all dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each dissenter.

    If Old Guard were to fail to file an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Old Guard may file an application in the name of Old Guard at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Court. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid Old Guard's estimate of the fair value of the Old Guard common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

    Old Guard intends to negotiate in good faith with any dissenting shareholder. If after negotiation, a claim cannot be settled, then Old Guard intends to file an application requesting that the fair value of the Old Guard common stock be determined by the Court.

FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS

    Certain members of management of Old Guard and its Board of Directors, may have interests in the merger in addition to their interests as shareholders.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

    As of the record date, the directors and executive officers of Old Guard hold options to purchase 153,664 shares of Old Guard common stock and have received 59,730 restricted stock awards. On the effective date of the merger, all unvested stock options and restricted stock awards immediately vest. If the exercise price of an option is less than Twelve Dollars ($12.00) per share, then each such option will convert into a right to receive the difference between Twelve Dollars ($12.00) and the option exercise price.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

    The surviving entity after the merger has agreed to indemnify all directors and officers of Old Guard as follows:

    - for a period the longer of (i) six years after the closing date or
      (ii) the final settlement of certain litigation events disclosed in the agreement, subject to maximum cost limitations, against all liabilities and expenses relating to claims, proceedings or investigations resulting from the person's status as a director, officer or employee of Old Guard or any Old Guard subsidiary, whether pertaining to matters existing prior to the merger and whether asserted prior to or after the merger; and

    - for a period of three (3) years following the merger, provide counsel to any eligible party and pay the reasonable fees and expenses of such counsel with respect to an indemnifiable claim.

    Ohio Farmers has agreed to use commercially reasonable efforts to obtain indemnity coverage substantially similar to Old Guard's existing directors' and officers' liability insurance policy, or a policy providing comparable coverage amounts on terms no less favorable, covering persons currently covered by such insurance

EMPLOYMENT AGREEMENTS.

    Ohio Farmers intends to enter into new employment agreements with certain officers/employees of Old Guard that will replace their existing agreements. The existing agreements of Old Guard officer/ employees are two and three year "evergreen" contracts that annually are extended by an additional year. The Ohio Farmers agreements that will replace these existing agreements will eliminate these "evergreen" provisions. In consideration for these officers/employees entering into new employment agreements and relinquishing the "evergreen" provisions of their existing agreements, Ohio Farmers has agreed to include additional deferred compensation provisions in their new employment agreements. In lieu of entering into new employment agreements, certain other officers/employees will enter into severance agreements that will contain additional deferred compensation similar to those contained in the new employment agreements.

CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

    General. As a condition to Ohio Farmers entering into the agreement, Old Guard executed a stock option agreement, dated May 10, 2000, which permits Ohio Farmers to purchase Old Guard common stock under the circumstances described below.

    Under the stock option agreement, Ohio Farmers received an option to purchase up to 367,000 shares of Old Guard common stock. This number represents approximately 9.9% of the issued and outstanding shares of Old Guard common stock on March 31, 2000. The exercise price per share to purchase Old Guard common stock under the option is $12.00 per share. Ohio Farmers may only exercise the option upon the occurrence of certain triggering events, which are defined in the stock option agreement. None of the triggering events have occurred to the best of Ohio Farmers' or Old Guard's knowledge as of the date of this proxy statement.

    Effect of Stock Option Agreement. The stock option agreement, together with Old Guard's agreement to not solicit other transactions relating to the acquisition of Old Guard by a third party and the agreement of Old Guard's directors and senior executive officers to vote their shares in favor of the merger, may have the effect of discouraging persons from making a proposal to acquire Old Guard.

    Certain attempts to acquire Old Guard or an interest in Old Guard would cause the option to become exercisable. This would significantly increase a potential acquirer's cost of acquiring Old Guard compared to the cost that would be incurred without the stock option agreement.

    Terms of Stock Option Agreement. The following is a brief summary of the material provisions of the stock option agreement. A complete copy of the stock option agreement is included as EXHIBIT "B" to ANNEX "A" to this proxy statement. We urge you to read it carefully.

    The option is exercisable only upon the occurrence of a triggering event or a third-party takeover proposal as they are defined in the agreement.

    The option expires on the earlier of:

    - the effective date of the merger; or

    - termination of the agreement in accordance with its terms, except that if:

       - Ohio Farmers terminates the agreement as a result of an uncured breach by Old Guard which results in a material adverse effect on the assets, financial condition or results of operations of Ohio Farmers, or

       - at the time of termination of the agreement, a triggering event, or certain other events have occurred indicating a possible triggering event or competing transaction,

    then the stock option agreement continues until One Hundred Eighty-One
    (181) days after termination of the agreement.

    In the event of any change in Old Guard common stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, the number and kind of shares issuable under the option are adjusted appropriately.

VOTING AGREEMENT

    The following is a brief summary of the material provisions of the voting agreement. A complete copy of the voting agreement is included as EXHIBIT "C" to ANNEX "A" to this proxy statement. We urge you to read it carefully.

    The voting agreement requires the directors, senior executive officers of Old Guard, and two major shareholders, Gotham Capital, LLC and American Re-Insurance Company, to vote all the shares of Old Guard owned by them in favor of the merger and against any competing merger proposal. The directors, senior executive officers and major shareholders hold approximately 24.53% of the issued and outstanding shares of Old Guard.

    The voting agreement contains the usual and customary terms included in this type of agreement. The voting agreement terminates upon:

    - notice by Ohio Farmers;

    - completion of the merger; or

    - termination of the Agreement and Plan of Reorganization.

                                  MATTER NO. 2
                                  ADJOURNMENT

    In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the agreement at the time of the special meeting, the agreement could not be approved unless that special meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by Old Guard at the time of the special meeting to be voted for such adjournment, if necessary, Old Guard has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.

    The Boards of Directors of Old Guard recommends that shareholders vote their proxies in favor of the respective adjournment proposals, so that their proxies may be used for such purposes in the event it becomes necessary. Properly executed proxies will be voted in favor of the respective adjournment proposal, unless otherwise indicated thereon. If it is necessary to adjourn the special meeting, no notice of the time and place of the adjourned special meeting is required to be given to shareholders other than an announcement of such time and place at the special meeting.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information, as of the Record Date, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of common stock.

                                                              AMOUNT AND NATURE
NAME AND ADDRESS OF                                                  OF            BENEFICIAL
BENEFICIAL OWNER                                                  OWNERSHIP       CLASS PERCENT
-------------------                                           -----------------   -------------
Bank of Lancaster County, N.A.,                                    397,965(1)         10.72%
Trustee of the Old Guard Group, Inc.
Employee Stock Ownership Plan Trust
Under Old Guard Group, Inc.
Employee Stock Ownership Plan Trust
Agreement dated January 1, 1997
c/o Trust Technical Services
1097 Commercial Avenue
P.O. Box 38
East Petersburg, PA 17520-0038

Gotham Capital V, LLC                                              392,442(2)         10.57%
Gotham Capital VI, LLC
Gotham Capital VII, LLC
Joel M. Greenblatt,
100 Jericho Quadrangle
Suite 212
Jericho, NY 11753

American Re-Insurance Company                                      300,700             8.10%
100 Campus Drive
P.O. Box 939
Florham Park, NJ 07932-0939

Jewelcor Management, Inc.                                          191,600(3)          5.16%
Seymour Holtzman
Evelyn Holtzman
S.H. Holdings, Inc.
Jewelcor, Inc.
100 North Wilkes-Barre Blvd.
Wilkes-Barre, PA 18702

------------------------

(1) As of the record date, 397,965 shares of common stock were held of record by a nominee for the Bank of Lancaster County, N.A., trustee for the Old Guard Group, Inc. Employee Stock Ownership Plan (the "ESOP"). Shares held by the ESOP that are allocated to an individual participant account for which no direction is given and unallocated shares are voted for or against all matters in the same proportion as allocated shares for which direction has been received. As of June 30, 2000, 74,716 shares of common stock had been allocated to the accounts of ESOP participants.

(2) Joel M. Greenblatt is the manager of Gotham Capital V, Gotham Capital VI, and Gotham Capital VII and in his capacity as manager possesses sole power to vote and direct the disposition of the shares.

(3) Jewelcor Management, Inc. ("JMI") is a wholly-owned subsidiary of S. H. Holdings, Inc. Seymour Holtzman and Evelyn Holtzman, his wife, own, as tenants by the entirety, a controlling interest of S. H. Holdings, Inc. By virtue of Mr. and Mrs. Holtzman's ownership interest in S. H.

    Holdings, Inc. and the relationships among S. H. Holdings, Inc., Jewelcor, Inc. and JMI, each of the reporting persons may be deemed to be the beneficial owners of the securities held by JMI.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information concerning the number of shares of common stock held as of the Record Date by each present director and each executive officer.

                                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                      ---------------------------------------------------
                                                                      SOLE         SHARED
                                                        TOTAL       VOTING OR     VOTING OR
                                                      BENEFICIAL   DISPOSITIVE   DISPOSITIVE   PERCENT OF
NAME OF BENEFICIAL OWNER                              OWNERSHIP       POWER         POWER      CLASS (1)
------------------------                              ----------   -----------   -----------   ----------
DIRECTORS
James W. Appel (2)..................................     14,743       13,343         1,400           --
Karen M. Balaban....................................        750          750             0           --
E. Matthew Brown....................................      2,737        2,737             0           --
M. Scott Clemens (3)................................     22,443       20,943         1,500           --
Robert L. Goldstein (4).............................    395,176        2,734       392,442        10.65%
David E. Hosler (5).................................    148,693      113,493        35,200         3.94%
Noah W. Kreider, Jr. (6)............................     13,387        8,387         5,000           --
Jay S. Sidhu........................................      1,500        1,500             0           --
G. Arthur Weaver (7)................................     15,843       13,843         2,000           --

OTHER NAMED EXECUTIVE OFFICERS
Scott A. Orndorff (8)...............................     55,354       45,354        10,000         1.48%
Donald V. Cruickshanks..............................      2,000        2,000             0           --
Henry J. Straub (9).................................     20,342       20,342             0           --
Steven D. Dyer (10).................................     50,296       49,271         1,025         1.34%
All directors and named executive officers as a
  group (13 persons) (11)...........................    743,264      294,697       448,567        20.03%

------------------------

(1) Unless otherwise indicated, amount owned does not exceed 1% of the total number of shares of common stock outstanding on the Record Date.

(2) Includes (i) 2,209 restricted shares awarded under the Company's Management Recognition Plan (the "MRP") that vest ratably over a five-year period over which Mr. Appel has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(3) Includes (i) 2,209 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Clemens has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(4) Includes 392,442 shares in which Mr. Goldstein, as the nominee of Gotham Capital, has indirect beneficial ownership through Gotham Capital which holds voting control through various partnerships.

(5) Includes (i) 21,355 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Hosler has voting control and
    (ii) 65,694 shares that may be acquired upon the exercise of outstanding stock options, and (iii) 1,906 shares allocated to the account of Mr. Hosler under the ESOP.

(6) Includes 2,209 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Kreider has voting control.

(7) Includes (i) 2,209 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Weaver has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(8) Includes (i) 8,457 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Orndorff has voting control, (ii) 29,516 shares that may be acquired upon the exercise of outstanding stock options, and (iii) 1,743 shares allocated to the account of Mr. Orndorff under the ESOP.

(9) Includes (i) 2,200 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Straub has voting control, (ii) 10,425 restricted shares awarded under the MRP that vest on March 1, 2004 over which Mr. Straub has voting control, (iii) 6,066 shares that may be acquired upon the exercise of outstanding stock options, and (iv) 780 shares allocated to the account of Mr. Straub under the ESOP.

(10) Includes (i) 8,457 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Dyer has voting control, (ii) 28,658 shares that may be acquired upon the exercise of outstanding stock options, and (iii) 1,518 shares allocated to the account of Mr. Dyer under the ESOP.

(11) Includes (i) 59,730 restricted shares awarded under the MRP, (ii) 153,664 shares that may be acquired upon the exercise of outstanding stock options, and (iii) 5,947 shares allocated to the account of participants under the ESOP.

    By reason of the merger, all MRP shares become fully vested.

                                 LEGAL MATTERS

    Certain legal matters relating to the merger are being passed upon for Old Guard by the law firm of Stevens & Lee, counsel to Old Guard.

                         SHAREHOLDER PROPOSALS FOR 2001

    If the merger is not approved, the Company's Annual Meeting of Shareholders for 2001 will be held on or about May 11, 2001. Any shareholder desiring to submit a proposal to be considered for inclusion in Old Guard's 2001 proxy materials must submit such proposal or proposals in writing, addressed to Old Guard Group, Inc., 2929 Lititz Pike, P.O. Box 3010, Lancaster, Pennsylvania 17604-3010, Attention: Corporate Secretary. Proposals must be received by the Company on or before December 14, 2000. In addition, management proxyholders will have discretionary authority to vote on any proposal submitted by a shareholder to Old Guard for consideration at the Company's 2001 Annual Meeting if such proposal is received after February 28, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, and other information we have filed with the Commission can be inspected and copied at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

                                                                       ANNEX "A"

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         OHIO FARMERS INSURANCE COMPANY

                           WESTFIELD MERGER SUB, INC.

                                      AND

                             OLD GUARD GROUP, INC.

                            DATED AS OF MAY 10, 2000

                                    EXHIBITS


Exhibit A  Definitions

Exhibit B  Target Option Agreement

Exhibit C  Voting Agreement

Exhibit D  Certificate of Merger

Exhibit E  Legal Opinions of Acquiror's and Merger Sub's Counsel

Exhibit F  Legal Opinions of Target's Counsel

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 10, 2000, by and among Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"), Westfield Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and Old Guard
Group, Inc., a Pennsylvania corporation ("Target"). Acquiror, Merger Sub and Target are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

    A. The respective Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub whereby either Target or Merger Sub will be the surviving corporation (the "Merger") and, in furtherance thereof, have approved the Merger.

    B. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

    C. Concurrent with the execution of this Agreement and as a material inducement to Acquiror and Merger Sub to enter into this Agreement, (a) Target and Acquiror have entered into a Target Option Agreement dated the date hereof and attached hereto as Exhibit B (the "Target Option Agreement") providing for the purchase by Acquiror of newly issued shares of Target's common stock in certain specified circumstances, (b) Acquiror and certain stockholders of Target (the "Selected Stockholders") have entered into a Voting Agreement dated the date hereof and attached hereto as Exhibit C (the "Voting Agreement") providing for (i) an agreement to vote the shares of Target's common stock owned by such Selected Stockholders to approve the Merger and against any competing proposals, and (ii) in certain specified circumstances the purchase by Acquiror of outstanding shares of Target's common stock held by such Selected Stockholders.

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Certain capitalized terms used in this Agreement shall have the meanings ascribed thereto in Exhibit A attached hereto. References to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires, all references to "Sections," "Exhibits" and "Schedules" shall be deemed to refer to Sections within or Exhibits and Schedules to this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated herein. The word "including" shall mean including without limitation, and the word "or" shall not be limiting. Unless the context otherwise requires, any word used in the singular form shall be interpreted as including the plural form thereof, and vice versa, and any word used in one gender shall be interpreted as including the other gender, as necessary or appropriate. Any reference to facts or information "known" to a Party, or words having similar meaning, shall refer to the conscious awareness of information of the directors and those responsible officers and employees of such Party and its Subsidiaries charged with administrative or operational responsibility for such matters, and which is known or would be known to any one or more of them following reasonable investigation under the circumstances.

                                   ARTICLE II
                                   THE MERGER

    2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit D (the "Certificate of Merger") and the applicable provisions of the Pennsylvania Business Corporation Law ("Pennsylvania Law") and Ohio General Corporation Law ("Ohio Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." Notwithstanding the foregoing or any other provision of this Agreement, at any time prior to Closing, Acquiror shall have an option (the "Restructuring Option") to elect that, following the Merger, Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease, and Merger Sub shall continue as the Surviving Corporation, provided, however, that exercise of the Restructuring Option shall not have any adverse effect on
(i) the amount of Merger Consideration payable to holders of Target Common Stock, or (ii) the Tax consequences of the Merger to holders of Target Common Stock. In the event Acquiror effects the Restructuring Option prior to the Closing, (i) in lieu of the Certificate of Merger attached as Exhibit D, the Parties shall execute a Certificate of Merger (as required by and as defined in Ohio Law and Pennsylvania Law) to effect the Merger of Target into Merger Sub, such Certificate of Merger shall be deemed the "Certificate of Merger" for all purposes under this Agreement, (ii) all other provisions of this Agreement relating to the Surviving Corporation shall be deemed automatically amended to reflect the Restructuring Option to the extent necessary or appropriate, and
(iii) the Merger Sub shall expressly assume (within the meaning of Treasury Regulation Section1.461-4(d)(5)(i)) any and all liabilities of Target arising out of Target's trade or business that Target, but for the economic performance requirements of Section 461(h) of the Code, would have been entitled to incur as of the Effective Time.

    2.2 CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated hereby (the "Closing") shall take place on a date as soon as reasonably practicable after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other date as the Parties agree (the "Closing Date"). The Closing shall take place at the offices of Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215, or at such other location as the Parties agree. In connection with the Closing, the Parties shall cause the Merger to be consummated by filing the Certificate of Merger and any other required information with the Secretary of State of each of the States of Pennsylvania and Ohio (the time of such filing being the "Effective Time").

    2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Pennsylvania Law and Ohio Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    2.4 ARTICLES OF INCORPORATION: BYLAWS OR CODE OF REGULATIONS. (a) At the Effective Time, the Articles of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Pennsylvania Law and the Surviving Corporation's Articles of Incorporation. Notwithstanding the foregoing, if Acquiror elects the Restructuring Option prior to the Closing, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Ohio Law and the Surviving Corporation's Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Old Guard Group, Inc."

    (b) The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance therewith; provided, however, that if Acquiror elects the Restructuring Option prior to the Closing, the Code of Regulations of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation until thereafter amended in accordance therewith.

    2.5 DIRECTORS AND OFFICERS. At the Effective Time the directors of Target shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, subject to the effect of Section 7.3(j); provided, however, if Acquiror elects the Restructuring Option prior to the Closing, the directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Target shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

    2.6  CONVERSION OF TARGET COMMON STOCK.

    (a) At the Effective Time, subject to Section 2.14, each share of common stock, no par value, of Target ("Target Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of Target Common Stock to be canceled pursuant to Section 2.13), will be canceled and extinguished and converted automatically into the right to receive cash in an amount equal to $12.00 per share, as such amount may be adjusted pursuant to the provisions of Section 2.9 (the "Merger Consideration").

    (b) On and after the Effective Time, holders of certificates (other than holders of Dissenting Shares) which immediately prior to the Effective Time represented outstanding shares of Target Common Stock (the "Certificates") shall cease to have any rights as stockholders of Target, except the right to receive the Merger Consideration for each such share of Target Common Stock held by them.

    2.7 OPTIONS AND TARGET STOCK OPTION PLANS. All options, warrants or similar rights (including related stock appreciation rights, if any) (each an "Option") issued, awarded or granted pursuant to any plan, agreement or arrangement of Target or any of its Subsidiaries and entitling the holder thereof to purchase shares of Target Common Stock or any other capital stock of Target or any of its Subsidiaries (the "Target Stock Option Plans") shall be terminated at or prior to the Effective Time, either automatically pursuant to the terms thereof or by execution of an agreement referred to in this
Section 2.7, and each holder of a terminated Option with an exercise price per share less than the Merger Consideration shall be entitled to receive, in consideration for the termination of such Option, an amount in cash (less applicable withholding Taxes) equal to the excess of the Merger Consideration over the exercise price per share for each Option so terminated. Each holder of a terminated Option with an exercise price per share greater than the Merger Consideration shall receive no consideration for termination thereof. The total consideration to be paid for the termination of all Options pursuant to this
Section 2.7 is hereinafter referred to as the "Option Termination Consideration." At least five (5) business days prior to the Closing,
(x) Target shall deliver to Acquiror agreements (in a form reasonably acceptable to Acquiror) executed by each director and officer of Target and any Subsidiary thereof holding an Option acknowledging that the payment made pursuant to this
Section 2.7 is being made in full satisfaction of such Person's rights under the applicable Target Stock Option Plans and any Option awards granted thereunder, and (y) Target shall use commercially reasonable efforts to obtain executed agreements of the type described in clause (x) from each other holder of an Option to purchase shares of Target Common Stock awarded under any Target Stock Option Plans. At or immediately prior to the Effective Time, Target shall pay, or cause to be paid, to each holder of a terminated Option with an exercise price less than the Merger Consideration, the Option Termination Consideration to which such holder is entitled to receive pursuant to such holder's agreement described in clauses (x) and (y) above and this Section 2.7.

    2.8 CAPITAL STOCK OF MERGER SUB CONVERTED. At the Effective Time, each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into 300,000 shares of common stock, no par value, of the Surviving Corporation, such that the Surviving Corporation shall be a wholly owned subsidiary of Acquiror. On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Merger Sub Common Stock shall represent such number of shares of common stock of the Surviving Corporation, multiplied by 300,000. Notwithstanding the foregoing, if Acquiror elects the Restructuring Option prior to the Closing, each share of Merger Sub Common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unaffected by the Merger, and each stock certificate of Merger Sub representing outstanding shares of Merger Sub Common Stock shall evidence ownership of such shares of common stock of the Surviving Corporation.

    2.9 ADJUSTMENTS TO MERGER CONSIDERATION. The per share amount of the Merger Consideration specified in Section 2.6 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Target Common Stock), reorganization, recapitalization or other like change with respect to Target Common Stock occurring after the date hereof and prior to the Effective Time.

    2.10 CANCELLATION OF TARGET COMMON STOCK OWNED BY ACQUIROR OR TARGET. At the Effective Time, all shares of Target Common Stock owned by Target as treasury stock and each share of Target Common Stock owned by any direct or indirect wholly owned Subsidiary of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    2.11  SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. American Stock Transfer & Trust Company, or such other bank or trust company selected by Acquiror and approved by Target (the approval of which shall not be unreasonably withheld by Target), shall act as exchange agent (the "Exchange Agent") in the Merger.

    (b) ACQUIROR TO PROVIDE CASH. Promptly after the Effective Time, Acquiror shall deposit with the Exchange Agent sufficient cash to make all cash payments to be made pursuant to Section 2.6. All deposits of cash with the Exchange Agent pursuant to this Section 2.11, together with any earnings thereon, are referred to as the "Exchange Fund." The Exchange Fund may be invested in short-term investment-grade debt instruments as directed by Acquiror and shall not be used for any purpose except as provided in this Agreement. Any risk of loss with respect to the Exchange Fund shall be borne by Acquiror.

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required pursuant to such instructions, the holder of such Certificate (other than a holder of Dissenting Shares) shall be entitled to receive in exchange therefor the Merger Consideration to which such holder shall have become entitled pursuant to Section 2.6 and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Any interest or other income earned by the Exchange Fund shall be for the account of Acquiror. Subject to Pennsylvania Law and the provisions of this Agreement in the case of Dissenting Shares, until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence solely the right to receive, upon surrender of such Certificate, the Merger Consideration with respect to the shares of Target Common Stock represented thereby.

    (d) FAILURE OF TARGET STOCKHOLDERS TO DELIVER CERTIFICATES. Any portion of the Exchange Fund which remains unclaimed by holders of Target Common Stock for 60 days after the Effective Time shall be delivered to Acquiror, and the holders of Target Common Stock shall thereafter look only to Acquiror for payment of their claims for the Merger Consideration in respect of their shares of Target Common Stock. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of Acquiror, free and clear of all claims or interest of any Person previously entitled thereto.

    (e) NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, the Surviving Corporation, nor any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) TAX WITHHOLDING. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for the Merger Consideration such amount as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of any state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder thereof.

    2.12 NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK. All cash transmitted upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been given in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

    2.13  DISSENTING SHARES.

    (a)  STATUS OF DISSENTING SHARES.  Notwithstanding the provisions of
Section 2.6 or any other provision of this Agreement to the contrary, shares of Target Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have not voted such shares in favor of the Merger and the approval and adoption of this Agreement and who shall have properly demanded appraisal of such shares of Target Common Stock (the "Dissenting Shares") in accordance with Title 15, Article B, Chapter 19, Subchapter C, Section 1930 of the Pennsylvania Law or any successor or replacement provision (the "Dissenters Rights Law") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under Pennsylvania Law. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall be converted into and represent solely the right to receive the Merger Consideration, without any interest thereon, as provided in Section 2.6.

    (b)  DIRECTION OF APPRAISAL PROCEEDINGS.  Target shall give Acquiror
(i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the Dissenters Rights Law which are received by Target, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Pennsylvania Law. Target will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Acquiror, settle or offer to settle any such demands.

    2.14 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration with respect to the shares of Target Common Stock represented thereby as may be required pursuant to Section 2.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    2.15 TAKING OF NECESSARY ACTION: FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TARGET

    Target represents and warrants to Acquiror and Merger Sub that the statements in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquiror and Merger Sub as of this date and acknowledged by the Parties (the "Target Disclosure Schedule"). The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Target Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered sections and schedules contained in or referred to in this Article III. The representations and warranties of Target contained in this Article III and elsewhere in this Agreement, or in the Target Disclosure Schedule or any other document delivered pursuant to or contemplated by this Agreement, shall not be affected or deemed waived by reason of the fact that Acquiror, Merger Sub and/or their representatives knew or should have known that any such representation or warranty is or might be untrue or inaccurate in any respect.

    3.1 ORGANIZATION, STANDING AND POWER. Target and each of Target's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own properties and to carry on business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Target. Each Target Subsidiary which is engaged in the business of insurance has valid and subsisting licenses to conduct the insurance business conducted by such Subsidiary. All of Target's Subsidiaries are listed on Schedule 3.1, identifying thereon (with respect to each Subsidiary which is an insurance company) its state of domicile and the states in which it is licensed to conduct an insurance business. Except as disclosed on Schedule 3.1, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest constituting in excess of five percent (5%) of the ownership in, any other corporation, partnership, joint venture or other business association or entity. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation, as amended (the "Articles of Incorporation") of Target, and the Bylaws, as amended (the "Bylaws") of Target, and the Articles of Incorporation and Bylaws or other organizational documents, as applicable, of each of its Subsidiaries, each as amended to date. Target is not in violation of any of the provisions of the Articles of Incorporation or Bylaws, and no such Subsidiary is in violation of any provisions of its equivalent organizational documents. Except as set forth in Schedule 3.1, Target owns beneficially and of record all outstanding shares of capital stock of each of its Subsidiaries, and all such shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of capital stock of each such Subsidiary are owned by Target free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance (collectively, "Liens"). Except as set forth on Schedule 3.1, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities, voting agreements or proxies, or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating Target or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

    3.2 CAPITAL STRUCTURE. The authorized capital stock of Target consists of 15,000,000 shares of Target Common Stock, with no par value, and 5,000,000 shares of preferred stock, with no par value. As of the close of business on April 30, 2000, 3,708,571 shares of Target Common Stock (excluding treasury shares) were issued and outstanding, no shares of preferred stock were issued or outstanding, and 548,756 shares of Target Common Stock were held in treasury. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Liens other than Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target, or any agreement to which Target is a party or by which it is bound. Target has reserved 588,687 shares of Target Common Stock for issuance to employees, directors and certain insurance agents of Target's insurance company Subsidiaries pursuant to the Target Stock Option Plans and the Management Recognition Plan of Target dated August 19, 1997 (the "MRP"), of which 50,167 shares have been issued pursuant to valid Option exercises, 163,547 shares have been issued pursuant to valid MRP grants, and 231,515 shares remain subject to outstanding and unexercised Options under the Target Stock Option Plans, all of which Options shall become fully vested and available for exercise at or upon consummation of the Merger. All shares granted under the MRP have been issued and will automatically fully vest upon consummation of the Merger. Target has not issued or granted additional Options under the Target Stock Option Plans, and has not made additional grants under the MRP. Other than rights under this Agreement, the Target Option Agreement and the MRP, and other than Options outstanding under the Target Stock Option Plans in the amounts reserved for as set forth above, there are no other Options, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such Option, warrant, call, right, commitment or agreement. All issuances of securities by Target and its Subsidiaries, including all Target Common Stock, since their respective dates of incorporation complied with all applicable federal and state securities laws, and all registrations and filings required thereby have been timely made by or on behalf of the issuer thereof. Except as set forth on Schedule 3.2, there are no Contracts, commitments or understandings relating to the voting, purchase or sale of any capital stock of Target or any of its Subsidiaries (i) between or among Target and any of its stockholders or any third party, and (ii) to the best of Target's knowledge, between or among any of Target's stockholders or any third party. True and complete copies of all Target Stock Option Plans and the MRP, and all agreements and instruments relating to or issued thereunder, are listed on

Schedule 3.2 and have been provided to Acquiror. The Target Stock Option Plans and the MRP, such agreements and instruments relating to or issued thereunder, have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such plans, agreements or instruments, in any case from the form made available to Acquiror. Schedule 3.2 includes a complete list of all holders of outstanding Options under the Target Stock Option Plans and a complete list of all grants under the MRP, including the number of shares of Target Common Stock subject to each such Option or MRP grant, the exercise or vesting schedule, the exercise price per share and the term of each such Option or grant.

    3.3 AUTHORITY. Target has all requisite corporate power and authority to enter into this Agreement and the Target Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Target Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 7.1(a). Both this Agreement and the Target Option Agreement have been duly executed and delivered by Target and constitute valid and binding obligations of Target enforceable against Target in accordance with their terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. Except as described on Schedule 3.3, the execution and delivery of this Agreement and the Target Option Agreement by Target do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or equivalent organizational documents of any of Target's Subsidiaries, as amended,
(ii) any Contract to which Target or any of its Subsidiaries is a party or by which any of them is bound, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its Subsidiaries or any of their properties or assets, or to which Target or any of its Subsidiaries or any of their properties or assets is subject or bound or that give rise to any Lien, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (iii) would not have had and could not reasonably be expected to have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Target or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Target Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2, (ii) the filing with the SEC and the NASD of the Proxy Statement relating to the Target Stockholders Meeting, (iii) the approvals of each of the Pennsylvania Department of Insurance, the Delaware Department of Insurance and the Virginia Department of Insurance pursuant to each such jurisdiction's Form A statutes, (iv) notifications (but not consents) required to be filed after the Effective Time with state insurance regulatory authorities pursuant to insurance holding company systems laws and regulations and state insurance licensing laws and regulations, and (v) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

    3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. Target has provided to Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filings filed with the Securities and Exchange Commission ("SEC") by Target since January 1, 1997, and, prior to the Effective Time, Target will have made available promptly to Acquiror true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time, including the Form 10-Q for the fiscal quarter ended March 31, 2000, and the Target Proxy Statement (collectively, the "Target SEC Documents"). Target has provided to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been (or will be) so filed, and all material Contracts required to be filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Target nor any of its Subsidiaries is in material default thereunder. Target has filed (and will file) each of the Target SEC Documents on a timely basis. As of their respective filing dates, the Target SEC Documents complied (or will comply) in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Target SEC Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Target has provided to Acquiror the audited financial statements, including the footnotes thereto, of Target and its Subsidiaries for the fiscal year ended December 31, 1999, and the related report of PriceWaterhouseCoopers thereon (the "Target 1999 Audited Statements"), included in Target's Form 10-K filing for the fiscal year ended December 31, 1999. Each of the financial statements of Target, including the notes thereto, included or to be included in the Target SEC Documents, including the Target 1999 Audited Statements (collectively, the "Target Financial Statements"), were (or will be when filed) complete and correct in all material respects as of their respective dates, in compliance as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, and prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements included in any quarterly reports on Form 10-Q, as permitted by Form 10-Q promulgated by the SEC). The Target Financial Statements fairly present (or will fairly present) the consolidated financial condition, operating results, cash flows and changes in stockholders' equity of Target and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that were or are not material in amount). No financial statements of any Person other than Target's Subsidiaries are required by GAAP to be included in the consolidated financial statements of Target.

    3.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999 (the "Target Balance Sheet Date"), Target and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as set forth in
Schedule 3.5, there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets;
(iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material Contract entered into by Target or any of its Subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material Contract to which Target or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target or organizational documents of any of its Subsidiaries; or
(vii) any increase in or modification of the compensation, benefits or severance amounts payable or to become payable by Target or any of its Subsidiaries to any of their directors, employees or insurance agents (other than compensation and benefit increases made solely in the ordinary course of business, and other than entering into New Employment Agreements, Wavier Agreements and Option Cancellation Agreements as contemplated by Sections 5.3 and 5.4, respectively). Target and its Subsidiaries have not agreed since the Target Balance Sheet Date to do any of the things described in the preceding clauses
(i) through (vii) and are not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement and the Target Option Agreement).

    3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Target and its Subsidiaries have no material obligations or liabilities of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), other than (i) those set forth or adequately provided for in the Balance Sheet included in the Target 1999 Audited Statements (the "Target Balance Sheet") or in the footnotes thereto, (ii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice (only if such obligations or liabilities do not arise out of, result from or relate to any breach of contract, breach of warranty, tort, infringement or violation of law); and (iii) those incurred in connection with the execution of this Agreement.

    3.7  LITIGATION.

    (a) Except as set forth on Schedule 3.7(a), there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or to the knowledge of Target or any of its Subsidiaries threatened, against Target or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such), except for policyholder claims in the ordinary course of business made under insurance policies issued by Target's Subsidiaries none of which (i) if determined adversely would have or could reasonably be expected to have a Material Adverse Effect on Target, or (ii) involves claims of bad faith, extra contractual claims, or claims giving rise to punitive damages (in each case, excluding any and all damages based on amounts recoverable under the terms of the applicable insurance policy). There is no agreement, judgment, injunction, decree or order against Target or any of its Subsidiaries, or, to the knowledge of Target and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries has been advised by any Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

    (b) Except as described on Schedule 3.7(b), during the five year period prior to the date hereof there have been no civil, criminal or administrative proceedings or investigations to which Target or any of its Subsidiaries has been a party which sought (i) payment of any criminal or administrative fines or penalties by Target or any of its Subsidiaries or any employee thereof, whether in such Person's capacity as an employee of Target or any Target Subsidiary or otherwise, (ii) civil damages in excess of $250,000, or (iii) injunctive relief of any type or nature against Target or any of its Subsidiaries.

    3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, decree or order binding upon Target or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its Subsidiaries, any acquisition of property by Target or any of its Subsidiaries or the conduct of business by Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has been advised by any Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

    3.9  INSURANCE LICENSES, INSURANCE REPORTS AND TARGET AUTHORIZATIONS.

    (a) Target and its Subsidiaries have all valid and subsisting insurance licenses required to conduct the insurance business conducted by each of them (the "Insurance Licenses"), and have timely filed all insurance reports, registrations and statements (together with the Annual Statements and Quarterly Statements referred to below, the "Insurance Reports"), required to be obtained by any of them from or filed with (i) the Pennsylvania Department of Insurance, (ii) the Delaware Department of Insurance, (iii) the Virginia Department of Insurance, or (iv) any other state or foreign insurance licensing authority (collectively, the "Insurance Authorities"). Copies of all Insurance Licenses applied for, issued to or held by Target's Subsidiaries are attached to Schedule 3.9. All Insurance Reports filed with any Insurance Authority by Target or its Subsidiaries complied in all material respects with the applicable statutes, rules and regulations enforced or promulgated by such Insurance Authority, and were true, correct and complete as so filed therewith. For each Subsidiary of Target that conducts an insurance business, the required annual statutory financial statements (including the notes thereto) (the "Annual Statements") and the statutory financial statements required to be filed on a quarterly basis (including the notes thereto) (the "Quarterly Statements") of each such Subsidiary are and, with respect to Annual Statements and Quarterly Statements required to be filed after the date hereof and prior to the Effective Time will be, prepared in conformity with accounting practices prescribed or permitted by the Insurance Authority of such Subsidiary's state of domicile ("SAAP") consistently applied, and present fairly (or will present fairly) the admitted assets, liabilities and capital and surplus of each such Subsidiary at the dates stated (or to be stated) therein on the basis of SAAP consistently applied. Copies of all such Annual Statements and Quarterly Statements which were required to be filed since January 1, 1996, have been (and, with respect to any such statements required to be filed after the date hereof and prior to the Effective Time, will be) provided to Acquiror.

    (b) Neither Target nor any of its Subsidiaries has received any approvals from any Insurance Authority to engage in, within the last three fiscal years has engaged in, or has sought or plans to seek any approval to engage in, any "permitted practices" in the preparation, submission or filing of any Insurance Reports which deviate from SAAP as prescribed by any such Insurance Authority.

    (c) Target and each of its Subsidiaries has obtained from each Governmental Entity (other than Insurance Authorities) all other consents, licenses, permits, grants and other authorizations (i) pursuant to which Target or any of its Subsidiaries operates or holds any interest in any of its properties, or
(ii) that is required for the operation of its business or the holding of any such interest other than its conduct of the business of insurance (sub-items
(i) and (ii) herein, together with the Insurance Licenses, are collectively referred to as the "Target Authorizations"). Each of the Target Authorizations is in full force and effect and will not be revoked or otherwise adversely affected by the Merger, except as set forth on Schedule 3.9.

    (d) During the three (3) years prior to the date hereof, each Target Subsidiary which conducts an insurance business (a) has not had its license or qualification to conduct insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best knowledge of Target and its Subsidiaries has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, and (b) has complied in all material respects with all laws, regulations and orders of Insurance Authorities applicable to its businesses and the present use of its properties, and the business conducted by it, and does not violate in any material respect any such laws, regulations or orders.

    3.10 TITLE TO PROPERTY. Target and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business, none of which were material in nature or amount), or in the case of leased properties and assets, valid leasehold interests in properties or assets used in the business of Target and its Subsidiaries, free and clear of all Liens of any kind or character, except (i) Liens for current Taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the current or proposed use of the properties subject thereto or affected thereby, or otherwise materially impair current or proposed business operations involving such properties, and (iii) Liens securing debt which is fully reflected on the Target Balance Sheet and the notes thereto. The plant, property and equipment of Target and its Subsidiaries used in their business operations are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the business operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected thereon. Schedule 3.10 identifies (i) each parcel of real property owned or leased by Target or any of its Subsidiaries,
(ii) any items of personal property of Target or any of its Subsidiaries utilized by its insurance agents or other third parties under any lease or bailment requiring annual payments in excess of $10,000 per lease or bailment, and (iii) copies of all leases of real property with affiliates of Target.

    3.11 INTELLECTUAL PROPERTY. (a) Target and its Subsidiaries own, free and clear of all Liens, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, maskworks, net lists, schematics, technology, knowhow, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications, and all other tangible or intangible proprietary information or material (collectively, "Intellectual Property") used in the business of Target or its Subsidiaries. Target or its Subsidiaries own and possess source code for all software owned by Target or its Subsidiaries and own or have valid licenses and possess source code for all products, to the extent that they contain software, distributed and presently supported by Target or its Subsidiaries. Target and its Subsidiaries have not (i) licensed any of their Intellectual Property in source code form to any Person, or (ii) entered into any exclusive Contracts relating to their Intellectual Property.

    (b) Schedule 3.11 lists (i) all patents and patent applications, all registered and material unregistered trademarks, domain names, trade names and service marks, and all registered copyrights and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other Contracts as to which Target or any of its Subsidiaries is a party and pursuant to which any Person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other Contracts as to which Target or any of its Subsidiaries is a party and pursuant to which Target or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets or other proprietary right, including software ("Third Party Intellectual Property Rights") used in the business of Target or any of its Subsidiaries or are incorporated in, are, or form a part of any of Target's or any of its Subsidiaries' products or services.

    (c) To the knowledge of Target and its Subsidiaries, there is no and has been no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its Subsidiaries, or any Third Party Intellectual Property Right of any third party to the extent licensed by or through Target or any of its Subsidiaries, by any Person, including any employee or former employee of Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or licensing agreements entered into in the ordinary course of business.

    (d) Neither Target nor any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any license, sublicense or other Contract relating to the Intellectual Property or Third Party Intellectual Property Rights, and no such license or sublicense shall be terminated or terminable by any other party thereto (with or without notice or penalty) as a result of the transactions contemplated by this Agreement.

    (e) All patents, trademarks, trade names, service marks, domain names and copyrights held by Target or any of its Subsidiaries are valid and subsisting. Neither Target nor any of its Subsidiaries (i) has received a claim or been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, trade names, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party, or
(ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Contract involving Intellectual Property against any third party. The operation of the business of Target and its Subsidiaries, and the use, marketing, licensing, lease or sale of the products and services of Target and its Subsidiaries, does not infringe any patent, trademark, trade name, service mark, domain name, copyright, trade secret or other proprietary right of any third party.

    (f) Target and its Subsidiaries have obtained valid written assignments from any consultants and employees who contributed to the creation or development of Intellectual Property of all such Persons' rights to such contributions that Target or its Subsidiaries do not already own by operation of law.

    (g) Target and its Subsidiaries have taken all necessary steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use or disclosure of Confidential Information owned by Target or its Subsidiaries by or to a third party has been pursuant to the terms of a written Contract between Target or its Subsidiaries and such third party. All use or receipt of Confidential Information not owned by Target or its Subsidiaries has been pursuant to the terms of a written Contract between Target or its Subsidiaries and the owner of such Confidential Information, or is otherwise lawful.

    3.12 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.12, (i) to the best of Target's knowledge no methylene chloride or asbestos is contained in or has been used at or released from the Facilities in violation of Environmental and Safety Laws; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws in all material respects; (iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Target's knowledge, threatened relating to any material violation of any Environmental and Safety Laws; (v) neither Target nor any of its Subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or similar state statute, arising out of events occurring prior to the Effective Time; (vi) to the best of Target's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million;
(ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its Subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws in all material respects; and (xi) Target and its Subsidiaries have all material permits and licenses required to be issued under Environmental and Safety Laws and are in material compliance with the terms and conditions of each such permit and license.

    3.13 TAXES. Target and its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target or any of its Subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid (or withheld and paid) all Taxes owed by (or required to be withheld and paid by) Target and its Subsidiaries (whether or not shown on any Tax Return), unless appropriately contested thereby and accrued in the balance sheet contained in the Target 1999 Audited Statements. All such Tax Returns are complete and accurate in all respects and properly reflect the Taxes of Target and its Subsidiaries for the periods covered thereby. Target has provided adequate accruals in accordance with GAAP in the Target Financial Statements for any Taxes that were not paid as of the date of such financial statements, whether or not shown as being due on any Tax Return. Target and its Subsidiaries are not delinquent in the payment of any Tax, assessment or similar governmental charge. Neither Target nor any of its Subsidiaries has received any notice that any Tax deficiency has been asserted against Target or any of its Subsidiaries, and there is no threat of such assertion. There is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any Tax that could be asserted by any Tax Authority. Neither Target nor any of its Subsidiaries has violated any applicable federal, state, local or foreign Tax law in any respect. Except as disclosed in the SEC Documents and the Target 1999 Audited Statements, (i) no claim for Taxes has become a Lien against the property of Target or any of its Subsidiaries or is being asserted against Target or any of its Subsidiaries, (ii) no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notification has been given that such audit or other proceeding is pending or threatened with respect to Target or any of its Subsidiaries in respect of any Tax, (iii) no extension or waiver of the statute of limitations on the assessment or collection of any Tax has been granted by Target or any of its Subsidiaries and is currently in effect, and (iv) there is no agreement, Contract or arrangement to which Target or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G, 162 or 404 of the Code. Target has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Except as set forth on Schedule 3.13, neither Target nor any of its Subsidiaries is a party to any tax sharing or tax allocation agreement, nor does Target or any of its Subsidiaries owe any amount under any such agreement. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to Target or any of its Subsidiaries. All Taxes that Target or any of its Subsidiaries is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, Tax Authority or other Person. Target and its Subsidiaries will not be required to include any amount in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a Taxable period ending prior to the Closing Date, any "closing agreement" as described in
Section 7121 of the Code (or any corresponding provision of state, local, or foreign tax laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any Taxable income from "excess loss accounts" or "intercompany transactions" as defined in the Code or the applicable Treasury Regulations (or any corresponding provision of state, local or foreign tax laws). The United States federal, state and foreign Tax Returns of Target and its Subsidiaries have been audited by the IRS or relevant state or foreign Tax Authorities or are closed by the applicable statute of limitations for all taxable years set forth on Schedule 3.13.
Schedule 3.13 sets forth a reasonably detailed description of the nature of any pending audit relating to Taxes. No claim has been made by a Tax Authority in any jurisdiction in which Target or any of its Subsidiaries does not file Tax Returns that Target or any of its Subsidiaries is required to file Tax Returns in such jurisdiction and, to the knowledge of Target and its Subsidiaries, no Tax Authority could reasonably make any such claim.

    3.14  EMPLOYEE BENEFIT PLANS.

    (a) Schedule 3.14 lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and related trusts which are maintained or contributed to by Target or any of its Subsidiaries or with respect to which Target or any of its Subsidiaries has any liability or obligation to contribute, (ii) each loan to a non-officer employee or former employee of Target or any of its Subsidiaries, loans to officers and directors of Target or any of its Subsidiaries and any stock option, stock purchase, phantom stock, stock appreciation right, severance, sabbatical, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), or accident insurance plans, programs or arrangements benefiting employees or former employees of Target or any of its Subsidiaries, (iii) all bonus, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements benefiting employees or former employees of Target or any of its Subsidiaries, (iv) other fringe or employee benefit plans, programs or arrangements that apply to management and other employees of Target or any of its Subsidiaries, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any of its Subsidiaries of greater than $25,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any of its Subsidiaries (together, the "Target Employee Plans").

    (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts with third party administrators, actuaries, investment managers, consultants and all independent contractors related to such Target Employee Plans, employee booklets, employment manuals, policy manuals, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto), the most recent actuarial report, where applicable, and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax qualified status of any Target Employee Plan subject to Code
Section 401(a). Target has furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

    (c) (i) No Target Employee Plan promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in
Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each of its Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, and are otherwise in full compliance with ERISA, the Code and other applicable laws with respect to any of the Target Employee Plans; (iv) neither Target nor any of its Subsidiaries is subject to any liability or penalty under Sections 4971 through 4980E of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any of its Subsidiaries to any Target Employee Plan have been made on or before their due dates and the full amount required has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any of its Subsidiaries nor any trade or business (whether or not incorporated) which is, or at any time within the six-year period preceding the date of this Agreement, was treated as a single employer with Target (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (n) or (o) of the Code, maintains or contributes to or at any time within the six-year period preceding the date of this Agreement maintained or contributed to or had an obligation to contribute to any employee benefit plan covered by or has incurred or expects to incur any liability under
Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code; (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror and without any additional accrual on the books of Target or any of its Subsidiaries; and (ix) no Target Employee Plan promises or provides benefits to any of Target's or its Subsidiaries' independent contractors or subcontractors. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target or its Subsidiaries is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Target or any of its Subsidiaries to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

    (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any of its Subsidiaries or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

    (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or any of its Subsidiaries relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan as reflected in the Target Financial Statements for the most recently completed fiscal year.

    (f) Target's Employee Stock Ownership Plan (the "ESOP") is an "employee stock ownership plan" within the meaning of Section 4985(e)(7) of the Code and is qualified under Section 401(a) of the Code. The ESOP has been duly constituted in accordance with the Trust Agreement dated as of January 1, 1997, as amended (the "Trust Agreement"), by and between Target and Bank of Lancaster,
N. A. (the "Trustee"), is validly existing and is Tax-exempt under
Section 501(a) of the Code. Since January 1, 1997, the ESOP has been operated in substantial compliance with terms of the Trust Agreement and the requirements of ERISA and the Code, and no Person or Governmental Entity has made any claim or assertion to the contrary, and no basis exists for any such claim or assertion. The ESOP has the requisite power and authority to own its properties and assets. The execution, delivery and performance of this Agreement by Target will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA for which there is no exemption and will not otherwise constitute a violation by the ESOP of, or give rise to any liability under, any other provision of Title I of ERISA or Section 4975 of the Code.

    3.15  CERTAIN AGREEMENTS AFFECTED BY THE MERGER.  Except as set forth on
Schedule 3.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Target, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

    3.16  EMPLOYEES AND INSURANCE AGENTS.  (a) Schedule 3.16 sets forth
(i) information regarding (including copies of Contracts with) all managing general agents with underwriting authority on behalf of Target's Subsidiaries, and (ii) names, annual rates of salary, bonus, profit-sharing, incentive compensation, employee benefits and other material compensation of all present officers, directors, employees, agents (including insurance agents) and independent contractors of Target and its Subsidiaries (other than employees of Target or its Subsidiaries with aggregate compensation of less than $40,000 reported on their 1999 Forms W-2 as reported to the Internal Revenue Service).
Schedule 3.16 also sets forth all loans and advances (other than routine travel advances to be repaid or formally accounted for within thirty days and reflected on the books of Target) made by Target or any of its Subsidiaries to employees or agents (including insurance agents) since the Target Balance Sheet Date. Target and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Target and its Subsidiaries have withheld all amounts required by law or by Contract to be withheld from the wages, salaries and other payments to employees; and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Target and its Subsidiaries are not liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target or any of its Subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither Target nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of Target or any Subsidiary, threatened, between Target or any of its Subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation by or before any Governmental Entity. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract, nor does Target or any of its Subsidiaries have knowledge of any activities or proceedings of any labor union to organize any such employees. To the knowledge of Target and its Subsidiaries, no employees of Target or any of its Subsidiaries are in material violation of any term of an employment contract, patent disclosure agreement, noncompetition agreement, or restrictive covenant to a former employer relating to the right of any such employee to be employed by Target or any of its Subsidiaries because of the nature of the business conduced or presently proposed to be conducted by Target or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

    (b) Target and its Subsidiaries conduct their insurance business solely through the American independent agency system, and none of them is engaged in any direct sales of insurance products to customers by way of the internet or any other direct-writing distribution arrangement. Target's relationships with its independent agents can reasonably be characterized as good, and no agent (or group of agents) which accounted for more than one percent (1%) of the insurance premium of Target and its Subsidiaries during the fiscal year ended
December 31, 1999, has indicated that it will discontinue or materially decrease its level of business written with any of Target's Subsidiaries, whether as a result of the Merger or otherwise, and neither Target nor any of its Subsidiaries has any reason to believe that any such agent will discontinue or materially decrease its business written with Target's Subsidiaries. Schedule 3.16 identifies each managing general agent engaged by any Target Subsidiary in its business of insurance and the nature of the business relationship therewith.

    3.17 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Target SEC Documents, (i) neither Target nor any of its Subsidiaries is indebted to any director or officer of Target or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses),
(ii) no such Person is indebted to Target or any of its Subsidiaries, and
(iii) there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

    3.18 INSURANCE. Schedule 3.18 lists all insurance policies owned or held by Target and its Subsidiaries. All such insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due and no notice of cancellation or termination has been received with respect to any such policy. No insurance policy required to be listed on Schedule 3.18 shall be cancelable, terminable, or subject to renegotiation as to terms or coverage by the issuer thereof as a result of the consummation of the Merger or the other transactions contemplated by this Agreement.

    3.19 BOOKS AND RECORDS. The books of account of Target and its Subsidiaries reflect all material items of income and expense and all material assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP and in accordance with SAAP as prescribed or permitted by the Pennsylvania, Delaware and Virginia Departments of Insurance. The minute books of Target and its Subsidiaries have been provided to Acquiror and contain complete and accurate summaries of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and its respective Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. Such minutes or consents have not been rescinded or amended except as reflected in such minute books.

    3.20 COMPLETE COPIES OF MATERIALS. Target has delivered true and complete copies of each document that has been requested by Acquiror, its counsel and its accountants in connection with their business, legal and accounting review of Target and its Subsidiaries.

    3.21 BROKERS' AND FINDERS' FEES. Except for payment obligations to Cochran, Caronia & Co. to be paid by Target as set forth in an engagement letter, a true and complete copy of which has been made available to Acquiror, Target and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.22 PROXY STATEMENT. The information supplied by Target for inclusion in the proxy statement to be sent to the stockholders of Target in connection with the meeting of Target's stockholders to consider the Merger (the "Target Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall comply in all material respects with the requirements of the Exchange Act and shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information is discovered by Target which should be set forth in a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

    3.23 OPINION OF FINANCIAL ADVISOR. Target has been advised in writing by its financial advisor, Cochran Caronia & Co., that in such advisor's opinion, as of the date of this Agreement that the consideration to be received by the stockholders of Target in the Merger is fair, from a financial point of view, to the stockholders of Target.

    3.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Target Common Stock, as determined as of the record date set for the Target Stockholders Meeting, voting in person or by proxy at such meeting at which a quorum is present and acting throughout, is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    3.25 BOARD APPROVAL. The Board of Directors of Target has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of Target, and (iii) recommended that the stockholders of Target approve this Agreement and consummation of the Merger.

    3.26 VOTING AGREEMENT; IRREVOCABLE PROXIES. All of the Selected Stockholders listed on Schedule 3.26 have agreed in writing to vote for approval of the Merger pursuant to the Voting Agreement.

    3.27 CERTAIN LAWS AND RIGHTS NOT APPLICABLE. The Board of Directors of Target has taken all actions so that the restrictions contained in Pennsylvania Law applicable to a combination or majority share acquisition (as determined thereunder) will not apply to the execution, delivery or performance of this Agreement, the Target Option Agreement, the Voting Agreement, the consummation of the Merger, or the other transactions contemplated by this Agreement, the Target Option Agreement or the Voting Agreement. No rights or obligations of any Person (including Target or Target's stockholders) under the Rights Agreement dated as of February 9, 1999, between Target and American Stock Transfer & Trust Company, as amended (the "Rights Plan"), will be triggered or created by the Parties entering into this Agreement and the Target Option Agreement, or by consummating the Merger.

    3.28 AGREEMENTS. Schedule 3.28 contains a true and complete list of all oral and written Contracts to which Target or any of its Subsidiaries is a party or by which any of their properties or assets may be bound and which
(a) involve obligations by any party thereto in excess of $25,000; (b) contain any provision or option relating to the sale by Target or any of its Subsidiaries of any business or material assets; or (c) are Contracts to which any Governmental Entity is a party; provided, that notwithstanding the foregoing provisions of this Section 3.28, the Target Disclosure Schedule need not list, and for such purpose the term "Contracts" shall not include, agreements for which the obligations of the parties thereto have been completely fulfilled. All Contracts required to be disclosed on Schedule 3.28 were entered into by Target or its Subsidiaries in the ordinary course of business (except as otherwise indicated thereon), are valid and binding and in full force and effect against Target or any Subsidiary of Target that is a party thereto and each of the other parties thereto, and there exists no material breach or default by Target or any of its Subsidiaries that is a party thereto or any claim of such a breach or default, or any event which, with notice or lapse of time or both, would constitute a material breach or default by Target or any of its Subsidiaries that is a party thereto or by any other party thereto. Except as set forth on
Schedule 3.28, the execution, delivery and performance of this Agreement will not cause or result in a breach or default, or result in termination or modification, with or without notice or consent, of any Contract required to be disclosed on Schedule 3.28. Target has provided to Acquiror true and complete copies, including amendments, modifications and assignments relating thereto, of all such written Contracts and true and correct summaries of all such oral Contracts.

    3.29 PROJECTIONS. The financial projections of Target dated as of April 14, 2000, which were prepared for and submitted to A. M. Best and have been furnished to Acquiror and Merger Sub, were prepared in good faith and with reasonable care based on reasonable assumptions and, at the time such projections and information were provided, in the reasonable business judgment of Target constitute reasonably attainable estimates of potential future operating results, in each instance subject to the assumptions set forth therein.

    3.20 CERTAIN ACTS. Neither Target nor any of its Subsidiaries nor any of their former or current officers, directors, employees, agents or representatives, has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing and maintaining business or any Target Authorizations, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any of its Subsidiaries or Affiliates, or (iv) in violation of any laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Target.

    3.31 BANKING INFORMATION. Schedule 3.31 contains a list of all bank accounts, custodial accounts and credit facilities and authorized signatories on bank accounts, custodial accounts and credit facilities of Target and its Subsidiaries. No Person other than as listed on Schedule 3.31 is authorized to withdraw any funds on such bank accounts or custodial accounts or to draw down on such credit facilities.

    3.32 LOSS RESERVES. Target has provided to Acquiror its independent actuary's opinion and analysis of the loss reserves of Target and its Subsidiaries as of September 30, 1999, and will provide its independent actuary's opinion and analysis of such loss reserves as of December 31, 1999, and as of March 31, 2000, as soon as available prior to the Effective Time. All statistical and other data to be described in the letter from Target to Acquiror dated as of a date which shall be the earlier to occur of (i) 60 days after the date hereof, or (ii) five business days prior to the Closing, which information constituted all material information provided to Target's actuaries in connection with the preparation of its reports with respect to the September 30, 1999, December 31, 1999, and March 31, 2000, loss reserve analyses of Target and its Subsidiaries, will be true, correct and complete in all material respects as of such dates. From the Target Balance Sheet Date through the Closing Date, Target and its Subsidiaries have reserved and will continue to reserve against losses in a manner consistent with past practice.

    3.33  INSURANCE POLICIES; REINSURANCE.

    (a) Schedule 3.33 contains a true and complete list of all types of insurance policies issued by Target's Subsidiaries in any jurisdiction. Target has made available to Acquiror true and complete copies of all forms of insurance policies of Target's Subsidiaries together with all forms of endorsements thereto (other than policies or endorsements issued on forms prepared by the Insurance Services Office).

    (b) Schedule 3.33 contains a true and complete list of all reinsurance agreements to which Target or any of its Subsidiaries is a party and to which any of them has been a party since January 1, 1995. Copies of all such reinsurance agreements have been made available to Acquiror. The consummation of the Merger will not adversely affect, limit or terminate the continuing obligations of reinsurers under such reinsurance agreements.

    (c) Except as disclosed on Schedule 3.33, to the knowledge of Target and its Subsidiaries (i) no material default of any party under any reinsurance agreement required to be listed on Schedule 3.33 has occurred and no basis exists for the declaration of any default or termination right thereunder, except for agreements which, prior to the Closing, have or will have expired by their terms, and (ii) each party to any reinsurance agreement required to be listed on Schedule 3.33 was, at the date such reinsurance agreement was executed and delivered, solvent and financially capable of fulfilling its obligations to Target or its Subsidiaries thereunder.

    3.34  DATA PROCESSING MATTERS.  Except as otherwise set forth on
Schedule 3.34:

    (a) Target and its Subsidiaries do not have any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Target and its Subsidiaries.

    (b) Target and its Subsidiaries own, lease or license certain computer equipment, associated peripheral devices, and related operating and application systems and other software utilized in connection with their business and operations (collectively, the "Data Processing Systems"). Target and its Subsidiaries have not been advised by any consultant or other third party that the Data Processing Systems do not adequately meet the data processing needs of Target and its Subsidiaries and their operations as presently conducted in any material respect.

    (c) Target and its Subsidiaries have taken appropriate action by instruction, agreement or otherwise with its employees or other Persons permitted access to system application programs and data files used in the Data Processing Systems to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files. Target and its Subsidiaries have not sustained, and are not aware of any information or circumstances indicating that any of them may sustain, disruption of business or loss by reason of unauthorized access, use, copying, modification, theft or destruction of such programs and files by its current or former employees or other Persons permitted access thereto.

    (d) The data processing and data storage facilities of Target and its Subsidiaries are adequate, properly protected and possess proper temperature and humidity control devices and fire protection equipment.

    (e) Target and its Subsidiaries have arranged for back-up data processing services adequate to meet data processing needs in the event that the Data Processing Systems or any component thereof are rendered temporarily or permanently inoperative as a result of a natural or other disaster.

    3.35 PROFESSIONAL EMPLOYERS ORGANIZATION BUSINESS AND OPERATIONS. With respect to Target's equity ownership in All Staffing, Inc. (the "PEO"),
Schedule 3.35 contains (i) a description of the nature and extent of Target's ownership interest therein, and (ii) a true and complete list of all agreements and instruments to which Target or any of its Subsidiaries, on the one hand, and the PEO or any other owner of an equity interest in the PEO, on the other hand, is a party relating to ownership, management or control of the PEO. To the best of Target's knowledge, the conduct of business by the PEO complies in all material respects with all applicable laws. No actions taken or failed to be taken by the PEO in the conduct of its business has caused or will cause any material liability to be incurred by Target with respect thereto, either directly or indirectly. True and complete copies of all of agreements and instruments required to be listed on Schedule 3.35 have been previously provided to Acquiror.

    3.36  TITLE INSURANCE BUSINESS AND OPERATIONS.

    (a) With respect to Target's title insurance Subsidiary, Southern Title Insurance Company ("Southern Title"), the financial statements of Southern Title included in the Annual Convention

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
Statements on NAIC Form 9 for the fiscal years ended December 31, 1999, 1998 and 1997 (including the financial statements prepared in accordance with SAAP and the accompanying exhibits and schedules), copies of all of which have been provided to Acquiror, were prepared in accordance with accounting practices prescribed or permitted for title insurance companies by state regulatory authorities of the State of Virginia, applied on a consistent basis except as otherwise stated therein, and present fairly in accordance with SAAP the statutory financial position of Southern Title, as of the dates of, and the statutory results of its operations for the periods covered by, such Annual Convention Statements.

    (b) Each bank account or similar account for the deposit of cash or securities (other than agent escrow accounts) maintained or utilized by Southern Title is (i) wholly owned by Southern Title or by a joint venture in which Southern Title is a co-venturer, (ii) reconciled to its bank statements on a regular and timely basis; and (iii) to the extent such accounts of Southern Title in the aggregate hold monies or securities in an escrow or trust capacity, contain in the aggregate a balance sufficient to meet in the aggregate all escrow and trust obligations of Southern Title to which such monies or securities relate.

    (c) There is no agreement or understanding between Target or any of its Subsidiaries (including Southern Title), on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by Southern Title or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves.

    3.37 REPRESENTATIONS COMPLETE. No statement, certificate, instrument or other writing furnished or to be furnished by Target pursuant to this Agreement or any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or any certificate, instrument or other writing furnished or to be furnished by Target pursuant thereto, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

    Acquiror and Merger Sub hereby represent and warrant to Target as follows:

    4.1 ORGANIZATION, STANDING AND POWER. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Code of Regulations or equivalent organizational documents.

    4.2 AUTHORITY. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement, the Target Option Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Target Option Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement, the Target Option

Agreement and the Voting Agreement do not, and will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Code of Regulations of Acquiror or equivalent organizational documents of Merger Sub, as amended, or
(ii) any Contract, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their properties or assets, or to which Acquiror or Merger Sub or any of their properties or assets is subject or bound or that give rise to any Liens. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement, the Target Option Agreement and the Voting Agreement or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2, (ii) the filing of a Form A with each of the Pennsylvania Department of Insurance, the Delaware Department of Insurance and the Virginia Department of Insurance, and the obtaining of approvals therefrom, (iii) the filing of an appropriate investment request with the Ohio Department of Insurance and the obtaining of approval therefrom, (iv) the filing of a
Schedule 13D with the SEC to report entering into the Target Option Agreement, and (v) the filings required under the HSR Act and the expiration of all applicable waiting periods thereunder.

    4.3 LITIGATION. There is no agreement, judgment, injunction, decree or order against Acquiror or any of its Subsidiaries, or, to the knowledge of Acquiror and its Subsidiaries, any of their respective directors or officers (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has or could reasonably be expected to have a Material Adverse Effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement. Neither Acquiror nor any of its Affiliates has been advised by a Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

    4.4 BROKER'S AND FINDERS' FEES. Except for payment obligations to McDonald Investments Inc. to be paid by Acquiror, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    4.5 PROXY STATEMENT. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information is discovered by Acquiror or Merger Sub which should be set forth in a supplement to the Proxy Statement, Acquiror or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

    4.6 BOARD APPROVAL. The Board of Directors of Acquiror has approved this Agreement and the Merger, and the Board of Directors and sole shareholder of Merger Sub have approved this Agreement and the Merger.

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
    4.7 FINANCIAL CAPABILITY. Acquiror has and shall have, as of the Closing Date, sufficient funds to consummate the transactions contemplated by this Agreement.

    4.8 LANCASTER OFFICE. Acquiror has no present intention of closing Target's Lancaster, Pennsylvania office for a period of not less than two years following the Effective Time.

    4.9 REPRESENTATIONS COMPLETE. No statement, certificate, instrument or other writing furnished or to be furnished by Acquiror or Merger Sub pursuant to this Agreement, or any certificate furnished or to be furnished by Acquiror or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    5.1 CONDUCT OF BUSINESS OF TARGET. Prior to the Closing, Target shall, and shall cause its Subsidiaries to (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), carry on its and its Subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its Subsidiaries' relationships with all insurance regulatory authorities, independent insurance agents, reinsurers, customers, suppliers, licensors, licensees and others having business dealings with it or its Subsidiaries, such that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence (i) not in the ordinary course of Target or its Subsidiaries' business, (ii) that would result in a breach of any covenant or agreement of Target or any of its Subsidiaries set forth in this Agreement,
(iii) that would cause any representation or warranty of Target in this Agreement to be untrue as of the date of such event or occurrence, or
(iv) which would have a Material Adverse Effect on Target or any of its Subsidiaries. Except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

    (a) CHARTER DOCUMENTS. Amend the Articles of Incorporation, Bylaws or equivalent organizational documents of Target or any of Target's Subsidiaries;

    (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than payment of quarterly cash dividends to stockholders of not more than $.05 per share), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and insurance agents in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

    (c) TARGET STOCK OPTION PLANS, ETC. Other than as permitted by any Target Stock Option Plans, take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights otherwise granted under any Target Stock Option Plans or any benefit plan or authorize cash payments in exchange for any options or other rights granted under any such plan;

    (d) MATERIAL CONTRACTS. Enter into any Contract or commitment, or violate, terminate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than in the ordinary course of business consistent with past practice, and shall not enter into or modify in any material respect any Contracts or commitments with managing general agents without the prior written consent of Acquiror, which consent shall not be unreasonably withheld;

    (e) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or pursuant to the Target Option Agreement) or modify any outstanding securities convertible into shares of its capital stock or subscription rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue such shares or other convertible securities;

    (f) INTELLECTUAL PROPERTY. Transfer or license to any Person or otherwise extend, amend or modify any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

    (g) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, servicing, or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology;

    (h) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, except in the ordinary course of business consistent with past practice;

    (i) INDEBTEDNESS. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities or guarantee any debt securities of others;

    (j) PAYMENT OF OBLIGATIONS. Pay, discharge, satisfy, settle or compromise any amount in excess of $25,000 in any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than claims of or against insurance policyholders arising in the ordinary course of business consistent with past practice, and payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

    (k) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements, except in the ordinary course of business and consistent with past practice;

    (l) INSURANCE AND REINSURANCE. Except as described on Schedule 5.1(l), materially reduce the amount of any insurance coverage provided by existing insurance policies or materially modify the nature, terms or amounts of existing reinsurance;

    (m) RESERVES. Modify or readjust any insurance reserves of any kind or nature, other than in the ordinary course of business consistent with past practice;

    (n) TERMINATION OR WAIVER. Terminate or waive any right of substantial value, other than in the ordinary course of business;

    (o) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Enter into any collective bargaining agreement; establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of directors, officers or employees; hire any new officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of employees other than pursuant to ordinary annual employee reviews consistent with past practice;

    (p) SEVERANCE ARRANGEMENTS. Grant or increase any severance or termination pay to, or enter into any employment, severance or termination agreement with,
(i) any director or officer, or (ii) any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed on the Target Disclosure Schedule.

    (q) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (iii) in connection with the ordinary course of its claims settlement practices, (iii) in such cases where it in good faith determines failure to commence suit would result in material impairment of a valuable aspect of its business, provided that Target consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

    (r) ACQUISITIONS. Except pursuant to those Contracts referred to in the Target Disclosure Schedule, acquire or agree to acquire by merger or consolidation with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, or acquire or agree to acquire any equity securities of any Person, other than in the ordinary course of managing its investment portfolio consistent with past practice;

    (s) TAXES. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return (other than in the ordinary course of business consistent with past practice), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of a limitation period applicable to any claim or assessment in respect of Taxes;

    (t) NOTICES. Fail to give any notice or provide other information required by applicable law to be given to the employees of Target and any applicable Governmental Entity under the WARN Act, the National Labor Relations Act, the Code, or other applicable law in connection with the transactions provided for in this Agreement;

    (u) REVALUATION. Revalue any of its assets, including writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

    (v) RESTRICTIVE AGREEMENTS. Enter into any agreement with any Person limiting in any manner the territory or scope of business activities which Target or any of its Subsidiaries may engage;

    (w)  NEW SUBSIDIARIES.  Form any new Subsidiary; or

    (x) OTHER. Take or agree in writing to take (i) any of the actions described in Sections 5.1(a) through (w), or (ii) any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or could prevent it from performing or cause it not to perform its covenants and obligations hereunder.

    5.2 NO SOLICITATION. Target and its Subsidiaries and their officers, directors, employees or other agents will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 8.3(f)), or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of its Subsidiaries to, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any Person that has advised Target that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Target's Board of Directors from taking and disclosing to Target's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited written Takeover Proposal shall be received by the Board of

Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after written advice from its independent financial advisor) that such Takeover Proposal would, if consummated, result in a transaction materially more favorable to Target's stockholders from a financial point of view than the Merger (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and the Board of Directors of Target determines in good faith after advice from outside legal counsel that, in such outside legal counsel's judgment, there is a reasonable basis for the Board of Directors of Target, in order to comply with its fiduciary duties under applicable Pennsylvania Law, then Target and its officers, directors, employees, investment bankers, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the Person making such Superior Proposal and engage in negotiations with such person, and such actions shall not be considered a breach of this Section 5.2 or any other provisions of this Agreement; provided that in each such event Target immediately notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third Person, and provides (or has provided) Acquiror with all documents containing or referring to nonpublic information of Target supplied to such third Person; provided further, that Target shall provide such nonpublic information pursuant to a nondisclosure agreement at least as restrictive on such third person as the Confidentiality Agreement (as defined in Section 6.4) is on Acquiror; and provided further, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to, agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger unless Target (i) has provided Acquiror at least five (5) days prior notice thereof, (ii) has terminated this Agreement pursuant to Section 8.1(f), (iii) has paid Acquiror all amounts payable pursuant to Section 8.3(b), and (iv) if required by the terms of the Target Option Agreement, has performed its obligations under the Target Option Agreement. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any Person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any Person that has advised Target that it may be considering making, or that has made, a Takeover Proposal, and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if in writing, or a complete written summary thereof, if not in writing.

    5.3 NEW EMPLOYMENT AGREEMENTS OR WAIVERS. Prior to the Closing, Target shall use commercially reasonable efforts to either (i) enter into amended employment agreements reasonably satisfactory in form and substance to Acquiror (the "New Employment Agreements") with each senior management employee of Target and its Subsidiaries listed on Schedule 5.3, or (ii) receive an Amendment to Employment Agreement reasonably satisfactory in form and substance to Acquiror (the "Waiver Agreements") from each such employee pursuant to which, among other things, each such employee shall waive the right to assert that the acquisition of Target by Acquiror constitutes a "Change of Control" (as defined in each such employee's existing employment agreement). Upon execution and delivery thereof, each New Employment Agreement, and each Waiver Agreement, shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

    5.4 OPTION CANCELLATION AGREEMENTS. Notwithstanding any other provision of this Agreement to the contrary, prior to the Effective Time Target shall be permitted to enter into the agreements referred to in Section 2.7 (the "Option Cancellation Agreements") with persons holding vested (or to be vested) Options under any Target Stock Option Plans, pursuant to which each such person shall agree prior to the Closing to cancel all such Options in exchange for the payment by Target contemplated by Section 2.7; provided, however, that prior to entering into any Option Cancellation Agreement, Target shall obtain the prior written consent of Acquiror as to the form thereof, which consent shall not be unreasonably withheld; and provided further, that each Option Cancellation Agreement shall by its terms only become effective as of the Effective Time.

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
                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Target shall prepare (after consultation with Acquiror), and shall file with the SEC, preliminary proxy materials relating to approval of the Merger and the transactions contemplated hereby by the stockholders of Target, which proxy materials shall comply in form with applicable SEC requirements under the Exchange Act. As promptly as practicable following receipt of SEC comments thereon, Target shall file with the SEC definitive proxy materials which comply in form with applicable SEC requirements under the Exchange Act. Target will promptly notify Acquiror of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information, and will supply copies of all correspondence with the SEC or its staff or any other government officials with respect to the Proxy Statement or any related filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Target shall promptly inform Acquiror of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Target, such amendment or supplement. The Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of the Merger, subject to the fiduciary exception set forth in Section 5.2.

    6.2 MEETING OF STOCKHOLDERS. Target shall consult with Acquiror regarding the date of the Target Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Meeting without the consent of Acquiror. Subject to Sections
5.2 and 6.1, Target shall use its reasonable best efforts to solicit from stockholders of Target proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

    6.3  ACCESS TO INFORMATION.

    (a) Target shall afford Acquiror and its officers, employees, accountants, counsel and other representatives access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target shall provide to Acquiror and its accountants, counsel and other representatives, copies of internal financial statements promptly upon request.

    (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, Target shall confer on a regular and frequent basis with one or more representatives of Acquiror to report operational matters of materiality and the general status of ongoing operations.

    (c) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    6.4 CONFIDENTIALITY. The Parties acknowledge that Acquiror and Target have executed a letter agreement regarding the treatment of confidential information (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

    6.5 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, by obligations pursuant to any listing agreement with the NASD, or as may be requested by A. M. Best.

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
    6.6  CONSENTS; COOPERATION.

    (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under the HSR Act and those required to be obtained from the Pennsylvania Department of Insurance, the Delaware Department of Insurance, the Virginia Department of Insurance and the Ohio Department of Insurance, and shall use reasonable best efforts to obtain all necessary consents, waivers and approvals under any of the material Contracts of Target and its Subsidiaries in connection with the Merger for the assignment thereof or otherwise. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings
(i) before any Insurance Authority, or (ii) relating to or under the HSR Act.

    (b) Each of Acquiror and Target shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under (i) any insurance holding company system act or insurance company licensing act administered by any Insurance Authority and any rules or regulations or policies thereunder, or (ii) the HSR Act and any other federal, state or foreign statutes, rules, regulations, orders or decrees designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as prohibited by any law administered by an Insurance Authority or as violating any Antitrust Law, each of Acquiror and Target shall cooperate and use reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and prohibits, prevents or restricts consummation of the Merger or any such other transactions, unless Acquiror and Target mutually decide in good faith that litigation is not in their respective best interests. Notwithstanding the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond
November 30, 2000. Each of Acquiror and Target shall use reasonable best efforts to take such action as may be required to cause the expiration of the waiting periods under the HSR Act with respect to the Merger as promptly as possible after the execution of this Agreement. Acquiror and Target shall also take any and all of the following actions to the extent reasonably necessary to obtain the approval of any Insurance Authority or other Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant thereto. Notwithstanding anything to the contrary in this Section 6.6, neither Acquiror nor Target nor any of its Subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger or the other transactions contemplated hereby.

    (c) Notwithstanding anything to the contrary in Section 6.6(a) or (b),
(i) neither Acquiror nor any of its Subsidiaries shall be required to divest any of their respective businesses, services, product lines, assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Acquiror or on Acquiror combined with the Surviving Corporation after the Effective Time, and
(ii) neither Target nor its Subsidiaries shall be required to divest any of their respective businesses, services, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Target.

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
    6.7 VOTING AGREEMENT. Pursuant to the request of Acquiror, Target has caused each Selected Stockholder named in Schedule 3.26 to execute and deliver to Acquiror the Voting Agreement substantially in the form of Exhibit C concurrent with the execution of this Agreement.

    6.8 LEGAL REQUIREMENTS. Each of Acquiror, Merger Sub and Target shall, and shall cause their respective Affiliates to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the consummation of the transactions contemplated by this Agreement, shall promptly cooperate with and furnish information to any Party necessary in connection with any such requirements imposed upon such other Party in connection with the consummation of such transactions, and shall take all reasonable actions necessary to obtain (and cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

    6.9 TARGET OPTION AGREEMENT. Concurrently with the execution of this Agreement, Target shall deliver to Acquiror an executed Target Option Agreement in the form of Exhibit B. Target shall fully perform its obligations under the Target Option Agreement.

    6.10  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) The Surviving Corporation shall provide rights to indemnification pursuant to its Articles of Incorporation and Code of Regulations substantially similar to those now existing and contained in Target's Articles of Incorporation or Bylaws for the benefit of any Person who served as a director or officer of Target at any time prior to the Effective Time (the "Indemnified Parties").

    (b) Until the later of (i) six years after the Effective Time, or (ii) the termination of the litigation listed as Item 1 on Schedule 3.7(a) and all appeals therein, or the final settlement thereof, Acquiror shall cause the Surviving Corporation to use commercially reasonable efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each Person currently covered by Target's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that, in satisfying its obligation hereunder, Acquiror shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Target paid in its last full fiscal year, which amount has been disclosed to Acquiror, and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.10, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

    (c) To the extent any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party exists that arises out of or pertains to any action or omission in his or her capacity as director or officer of Target occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of three years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is entitled to be indemnified under the Surviving Corporation's Articles of Incorporation and Code of Regulations, such Indemnified Party shall be entitled to be represented by counsel, which counsel may be counsel of Acquiror (provided that if use of counsel of Acquiror would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of Acquiror, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Acquiror). Following the Effective Time the Surviving Corporation and Acquiror shall pay the reasonable fees and expenses of such counsel with respect to a claim for which such Indemnified Party is entitled to be indemnified under the Surviving Corporation's Articles of Incorporation and Code of Regulations promptly after statements therefor are received and the Surviving Corporation and Acquiror will cooperate in the defense of any such matter; provided, however, that such Indemnified Party has

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
complied with any requirements stipulated by the Pennsylvania Law or the Ohio Law, as applicable, provided further, that neither the Surviving Corporation nor Acquiror shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such three year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties. Acquiror hereby consents to the continuation of the existing legal representation of Target and the other named defendants in the litigation matter referred to as
Item 1 in Schedule 3.7(a).

    6.11 BEST EFFORTS AND FURTHER ASSURANCES. Each of the Parties shall use reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing hereunder. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each Party to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of all Parties:

    (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Target under Pennsylvania Law.

    (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or impractical. In the event an injunction or other order shall have been issued, each Party shall use commercially reasonable efforts to have such injunction or other order lifted.

    (c) GOVERNMENTAL APPROVALS. The Parties and their respective Subsidiaries and Affiliates shall have timely filed with and obtained from each Governmental Entity (including all Insurance Authorities) all filings, notices, approvals, waivers and consents necessary for consummation of the Merger and the transactions contemplated hereby, including such filings, notices, approvals, waivers and consents as may be required under applicable state insurance laws and the HSR Act.

    7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by Target:

    (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of

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
such times, and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

    (b) CERTIFICATE OF ACQUIROR. Target shall have received a certificate executed on behalf of Acquiror by its President, its Chief Financial Officer and its Secretary and General Counsel certifying that the condition set forth in
Section 7.2(a) shall have been fulfilled.

    (c) OPINIONS. Counsel to Acquiror and Merger Sub (which shall be Bricker & Eckler LLP and Acquiror's in house General Counsel) shall have provided the opinions set forth on Exhibit E to Target.

    (d) FAIRNESS OPINION. Target shall have received a written opinion from its financial advisor, Cochran Caronia & Co., dated not later than the date of mailing of the Target Proxy Statement, that the consideration to be received by the stockholders of Target in the Merger is fair, from a financial point of view, to the stockholders of Target.

    7.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGER
SUB. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by Acquiror:

    (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times, and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

    (b) CERTIFICATE OF TARGET. Acquiror shall have been provided with a certificate executed on behalf of Target by its President, its Chief Financial Officer and its Secretary and General Counsel certifying that the condition set forth in Section 7.3(a) shall have been fulfilled.

    (c) THIRD PARTY CONSENTS. Target shall have obtained, and Acquiror shall have been furnished with evidence reasonably satisfactory to it, of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under any material Contract of Target or any of its Subsidiaries or otherwise, except where failure to obtain such consent would not have a Material Adverse Effect on Target.

    (d) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its Subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking the foregoing be pending or threatened in writing.

    (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any event which could cause a Material Adverse Effect on Target.

    (f) NEW EMPLOYMENT AGREEMENTS OR WAIVER AGREEMENTS. All employees of Target and its Subsidiaries identified on Schedule 5.3 shall have executed either New Employment Agreements or Waiver Agreements.

    (g) DISSENTING SHARES. The aggregate number of Dissenting Shares (if any) with respect to which holders thereof shall have properly demanded appraisal in accordance with Pennsylvania Law before

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
the taking of a vote on the Merger at the Target Stockholders Meeting or any adjournment thereof, the holders of which shall not have withdrawn such demand as of the Closing Date, shall not exceed seven percent (7%) of the issued and outstanding shares of Target Common Stock entitled to vote thereon.

    (h) INSURANCE COVERAGE. Acquiror shall have obtained such additional insurance coverage with respect to Target and its Subsidiaries as Acquiror shall reasonably require.

    (i) TERMINATION OF CERTAIN AGREEMENTS. Each of the MRP, the Target Stock Option Plans, and all restricted stock agreements of Target and its Subsidiaries shall have been terminated as of the Closing Date; Acquiror shall have received reasonably satisfactory evidence of such termination prior to the Closing (including copies of any Option Cancellation Agreements); and Acquiror shall be reasonably satisfied that the Surviving Corporation and Target's Subsidiaries shall have no further liability or obligation whatsoever under any such canceled plan or agreement, except payment of the Option Termination Consideration described in Section 2.7.

    (j) RESIGNATIONS OF DIRECTORS. To the extent requested by Acquiror prior to the Closing, each member of the Board of Directors of Target and its Subsidiaries shall have tendered his or her resignation effective as of the Effective Time.

    (k) OPINIONS. Counsel to Target (which shall be Stevens & Lee and Target's in-house General Counsel) shall have provided the opinions set forth on Exhibit F to Acquiror and Merger Sub.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by Target's stockholders, this Agreement may be terminated:

    (a) by mutual consent of Acquiror, Merger Sub and Target;

    (b) by any Party, if, without fault of the terminating Party, the Closing shall not have occurred on or before November 30, 2000 (provided a later date may be agreed upon in writing by the Parties, and provided further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

    (c) by Acquiror, if (i) Target shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within fifteen (15) business days of receipt by Target of written notice of such breach, or if such breach cannot be cured by Target within such time period but can be cured by Target prior to the Effective Time and Target has not commenced actions reasonably necessary (in the opinion of Acquiror) to cure such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or
(iii) for any reason Target fails to call the Target Stockholders Meeting on or before August 31, 2000, or hold the Target Stockholders Meeting on or before September 30, 2000.

    (d) by Target, if Acquiror or Merger Sub shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within fifteen (15) business days following receipt by Acquiror of written notice of such breach, or if such breach cannot be cured by Acquiror within such time period but can be cured by Acquiror prior to the Effective Time and Acquiror has not commenced actions reasonably necessary (in the opinion of Target) to cure such breach;

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
    (e) by Acquiror if a Trigger Event or Takeover Proposal shall have occurred and Target's Board of Directors does not within ten (10) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the Merger and other transactions contemplated hereby, and (ii) reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer);

    (f) by Target if a Superior Proposal shall have been received; provided that Target shall have provided Acquiror at least five (5) business days prior notice of the terms of the Superior Proposal and Target shall have paid Acquiror the amounts set forth in Section 8.3(b); or

    (g) by any Party if (i) any permanent injunction or other order of a Governmental Entity preventing the consummation of the Merger shall have become final and non-appealable, or (ii) if any required approval of Target's stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of Target's stockholders or at any adjournment thereof.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a Party of any of its representations, warranties or covenants in this Agreement; provided that the provisions of Section 6.4, Section 8.3, Article IX, Article X, and this
Section 8.2 shall remain in full force and effect and survive any termination of this Agreement; provided further, that notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated by a Party because of the breach of this Agreement by another Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of another Party's failure to comply with its obligations hereunder, the terminating Party's right to pursue all legal remedies shall survive such termination unimpaired. Such rights shall be in addition to those expressly set forth in Section 8.3.

    8.3  EXPENSES AND TERMINATION FEES.

    (a) Subject to subsections (b), (c), (d) and (e) of this Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the Party incurring such expense.

    (b) In the event (i) Acquiror terminates this Agreement pursuant to
Section 8.1(e) or Target terminates this Agreement pursuant to Section 8.1(f),
(ii) Acquiror terminates this Agreement pursuant to Section 8.1(c)(ii), or
(iii) either Acquiror or Target terminates this Agreement pursuant to
Section 8.1(g)(ii) following a failure of Target's stockholders to approve this Agreement and, prior to the time of the meeting of Target's stockholders, there shall have been (A) a Trigger Event with respect to Target, or (B) a Takeover Proposal with respect to Target which at the time of the Target Stockholders Meeting shall not have been rejected by Target, or (iv) Acquiror terminates this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii), due in whole or in part to any failure by Target to use its reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's Affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to Target, or (B) a Takeover Proposal with respect to Target which shall not have been rejected by Target, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel), and, in addition to any other remedies Acquiror may have, Target shall pay to Acquiror the sum of $2,500,000 no later than two (2) business days thereafter.

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
    (c) In the event that (i) Acquiror terminates this Agreement pursuant to
Section 8.1(c)(i) or 8.1(c)(iii) under circumstances not described in
Section 8.3(b)(iv), or (ii) Acquiror terminates this Agreement pursuant to
Section 8.1(g)(ii) under circumstances not described in Section 8.3(b)(iii), Target shall promptly reimburse Acquiror for all out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel); and, in the event
(A) any Takeover Proposal or Trigger Event is consummated (as defined in Section 8.3(g)) by or with any Person that made a Takeover Proposal prior to termination of this Agreement or that caused a Trigger Event prior to such termination, or any Affiliate of any such Person, within twelve months of the later of, or (B) any other Takeover Proposal or Trigger Event not described in clause (A) is consummated (as defined in Section 8.3(g)) within six months of the later of, (x) such termination of this Agreement, and (y) the payment of the above described expenses, Target shall pay to Acquiror the additional sum of $2,500,000 (less any amounts paid by Target to Acquiror under Section 8.3(b)) no later than two (2) business days thereafter.

    (d) In the event Target terminates this Agreement pursuant to
Section 8.1(d), or in the event Acquiror refuses to effect the Closing and terminates this Agreement as a result of the failure of the condition set forth in Section 7.3(h), Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses up to an aggregate of $250,000 incurred by Target in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel).

    (e) As used herein, a "Trigger Event" shall occur if any "person" (as that term is defined in Section 13(d) of the Exchange Act and the regulations thereunder) acquires securities representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 20% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 20% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target,
(iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

    (f) As used herein, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its Subsidiaries or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or a significant portion of the assets of, Target or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (g) For purposes of Section 8.3(c), (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target or any of its Subsidiaries, and (B) "consummation" of a Trigger Event shall occur on the date any Person or any of its Affiliates or associates would beneficially own securities representing 20% or more of the voting power of Target, following a tender or exchange offer.

    8.4 AMENDMENT. The boards of directors of the Parties may amend this Agreement at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Articles of Incorporation or Bylaws of the Surviving Corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially and adversely affect the holders of Target Common Stock.

    8.5 EXTENSION; WAIVER. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE IX
                                INDEMNIFICATION

    9.1 INDEMNIFICATION RELATING TO PROXY STATEMENT. In the event that for any reason the Merger is not consummated and the Closing does not occur, Target shall defend, indemnify and hold harmless Acquiror, its affiliates, officers, directors and agents, its attorneys and accountants, and each Person who controls Acquiror within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of every nature (collectively, "Adverse Consequences"), insofar as such Adverse Consequences are incurred by reason of or arise out of or in connection with any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement or in any amendment or supplement thereto or are incurred by reason of or arise out of or in connection with the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, insofar as such statement or omission relates to Target and is based on information furnished by Target.

    9.2 BASKET. Acquiror may only make claims under this Article IX if the amount of Adverse Consequences exceeds $25,000 in the aggregate, in which case Acquiror may make a claim for the full amount of such Adverse Consequences, including the first $25,000.

                                   ARTICLE X
                               GENERAL PROVISIONS

    10.1 NO SURVIVAL PAST EFFECTIVE TIME. The representations, warranties, covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article II, Sections 6.4, 6.10, 8.3, 8.4, Article IX and this Article X shall survive the Effective Time.

    10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

if to Acquiror or                      Ohio Farmers Insurance Company
Merger Sub, to:                        One Park Circle
                                       P. O. Box 5001
                                       Westfield Center, Ohio 44251-5001
                                       Attention: Robert J. Joyce,
                                                Executive Vice
                                                President and Chief
                                                Operating Officer
                                                Facsimile No.: 330-887-6295
                                       Telephone No.: 330/887-6459

with a copy to:                        John W. Cook, III
                                       Bricker & Eckler LLP
                                       100 South Third Street
                                       Columbus, Ohio 43215
                                       Facsimile No.: 614/227-2390
                                       Telephone No.: 614/227-2383

if to Target, to:                      Old Guard Group, Inc.
                                       2929 Lititz Pike
                                       P. O. Box 3010
                                       Lancaster, PA 17604
                                       Attention: David E. Hosler
                                       Facsimile No.: 717/569-3480
                                       Telephone No.: 717/569-5361

with a copy to:                        Stevens & Lee
                                       1275 Drummers Lane
                                       P. O. Box 236
                                       Wayne, PA 19087-0236
                                       Attention: Jeffrey P. Waldron
                                       Facsimile No.: 610/687-1384
                                       Telephone No.: 610/293-4961

    10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

    10.4 ENTIRE AGREEMENT; NONASSIGNABILITY: PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and the Target Disclosure Schedule (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as set forth in Sections 2.6, 6.11 and 9.1; and (c) shall not be assigned by operation of law or otherwise, except that Acquiror may assign its rights under this Agreement to any of its Subsidiaries, provided that if such assignee Subsidiary fails to perform any obligation hereunder, Acquiror shall remain liable for full performance thereof.

    10.5 SEVERABILITY. In the event any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    10.6 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

    10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

    10.8 RULES OF CONSTRUCTION. The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

    IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                                     OLD GUARD GROUP, INC.

                                                     By:  /s/ DAVID E. HOSLER
                                                          -------------------------------------------
                                                          Name: David E. Hosler
                                                          Title: President and Chief Executive
                                                          Officer

                                                     OHIO FARMERS INSURANCE COMPANY

                                                     By:  /s/ R. CARY BLAIR
                                                          -------------------------------------------
                                                          Name: R. Cary Blair
                                                          Title: Chief Executive Officer

                                                     WESTFIELD MERGER SUB, INC.

                                                     By:  /s/ R. CARY BLAIR
                                                          -------------------------------------------
                                                          Name: R. Cary Blair
                                                          Title: President and Chief Executive
                                                          Officer

                                   EXHIBIT A
                                  DEFINITIONS

    In addition to the other definitions set forth in this Agreement, the following terms shall have the meanings set forth in this Exhibit A:

    "Acquiror" shall mean Ohio Farmers Insurance Company, an Ohio corporation.

    "Adverse Consequences" shall have the meaning set forth in Section 9.1.

    "Affiliate" shall have the meaning set forth in Section 12b-2 of the Exchange Act.

    "Agreement" shall have the meaning set forth in the first paragraph to this Agreement.

    "Annual Statements" shall have the meaning set forth in Section 3.9(a).

    "Antitrust Laws" shall have the meaning set forth in Section 6.6(b).

    "Articles of Incorporation" shall have the meaning set forth in
Section 3.1.

    "Bylaws" shall have the meaning set forth in Section 3.1.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

    "Certificate of Merger" shall have the meaning set forth in Section 2.1.

    "Certificate" or "Certificates" shall have the meaning set forth in
Section 2.11(c).

    "Closing" shall have the meaning set forth in Section 2.2.

    "Closing Date" shall have the meaning set forth in Section 2.2.

    "COBRA" means the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Confidential Information" shall have the meaning set forth in
Section 3.11(g).

    "Confidentiality Agreement" shall have the meaning set forth in
Section 6.4.

    "Contract" or "Contracts" means any mortgage, indenture, lease, note, contract or other agreement or instrument to which a Person is a party or by which such Person or such Person's assets are or may be bound.

    "Data Processing Systems" shall have the meaning set forth in
Section 3.34(b).

    "Dissenters Rights Law" shall have the meaning set forth in
Section 2.13(a).

    "Dissenting Shares" shall have the meaning set forth in Section 2.13(a).

    "Effective Time" shall have the meaning set forth in Section 2.2.

    "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other Persons, including the public.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as set forth in Section 3.14(a).

    "ERISA Affiliate" shall have the meaning set forth in Section 3.14(c)(vii).

    "ESOP" shall have the meaning set forth in Section 3.14(f).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, as set forth in Section 3.4.

    "Exchange Agent" shall have the meaning set forth in Section 2.11(a).

    "Exchange Fund" shall have the meaning set forth in Section 2.11(b).

    "Exhibits" shall have the meaning set forth in Article I to this Agreement.

    "Facilities" shall mean all buildings and improvements on the Property of Target or its Subsidiaries.

    "GAAP" shall have the meaning set forth in Section 3.4.

    "Governmental Entity" means any court, administrative agency or commission or other governmental or regulatory agency, authority or instrumentality of any federal, state, local or foreign government, of any kind, type or nature.

    "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as set forth in Section 3.3.

    "Indemnified Parties" shall have the meaning set forth in Section 6.10(a).

    "Insurance Authorities" shall have the meaning set forth in Section 3.9(a).

    "Insurance Licenses" shall have the meaning set forth in Section 3.9(a).

    "Insurance Reports" shall have the meaning set forth in Section 3.9(a).

    "Intellectual Property" shall have the meaning set forth in
Section 3.11(a).

    "Liens" shall have the meaning set forth in Section 3.1.

    "Material Adverse Effect" with respect to any Person means any event, change, condition or effect that (i) has, or could reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Subsidiaries, taken as a whole (whether or not arising from transactions in the ordinary course of business) (excluding changes in security portfolio values due to changes in interest rates or changes in GAAP that affect the insurance industry as a whole), or (ii) materially impairs, or could reasonably be expected to materially impair, the ability of such Person to perform its obligations under this Agreement or any related agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

    "Merger Consideration" shall have the meaning set forth in Section 2.6(a).

    "Merger Sub Common Stock" shall have the meaning set forth in Section 2.8.

    "Merger Sub" means Westfield Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Acquiror.

    "Merger" shall have the meaning set forth in Paragraph A of the Recitals to this Agreement.

    "MRP" shall have the meaning set forth in Section 3.2.

    "NAIC" means the National Association of Insurance Commissioners.

    "NASD" means the National Association of Securities Dealers, Inc.

    "New Employment Agreements" shall have the meaning set forth in
Section 5.3.

    "Ohio Law" shall have the meaning set forth in Section 2.1.

    "Option" shall have the meaning set forth in Section 2.7.

    "Option Cancellation Agreements" shall have the meaning set forth in
Section 5.4.

    "Option Termination Consideration" shall have the meaning set forth in
Section 2.7.

    "Order" shall have the meaning set forth in Section 6.6(b).

    "Parties" shall mean Acquiror, Merger Sub and Target collectively.

    "Party" shall mean Acquiror, Merger Sub or Target individually.

    "PCBs" shall have the meaning set forth in Section 3.12.

    "Pennsylvania Law" shall have the meaning set forth in Section 2.1.

    "PEO" means All Staffing, Inc., a Tennessee corporation.

    "Person" means any natural person or individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, Governmental Entity, trust, association, organization or unincorporated entity of any kind.

    "Property" shall mean all real property leased or owned by Target or its Subsidiaries either currently or in the past.

    "Proxy Statement" shall have the meaning set forth in Section 3.22.

    "Quarterly Statements" shall have the meaning set forth in Section 3.9(a).

    "Restructuring Option" shall have the meaning set forth in Section 2.1.

    "Rights Plan" shall have the meaning set forth in Section 3.27.

    "SAAP" shall have the meaning set forth in Section 3.9(a).

    "Schedule" shall refer to an applicable portion of the Target Disclosure Schedule.

    "SEC" means the Securities and Exchange Commission, as set forth in
Section 3.4.

    "Sections" shall have the meaning set forth in Article I to this Agreement.

    "Securities Act" means the Securities Act of 1933, as amended, as set forth in Section 3.4.

    "Selected Stockholders" shall have the meaning set forth in Recital C and shall consist of those persons identified on Schedule 3.26.

    "Southern Title" means Southern Title Insurance Company, a Virginia corporation, as set forth in Section 3.36(a).

    "Subsidiary" or "Subsidiaries" shall mean, with respect to any Party, any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries.

    "Superior Proposal" shall have the meaning set forth in Section 5.2.

    "Surviving Corporation" shall have the meaning set forth in Section 2.1.

    "Takeover Proposal" shall have the meaning set forth in Section 8.3(f).

    "Target" shall mean Old Guard Group, Inc., a Pennsylvania corporation.

    "Target 1999 Audited Statements" shall have the meaning set forth in
Section 3.4.

    "Target Authorizations" shall have the meaning set forth in Section 3.9(c).

    "Target Balance Sheet Date" shall have the meaning set forth in
Section 3.5.

    "Target Balance Sheet" shall have the meaning set forth in Section 3.6.

    "Target Common Stock" shall have the meaning set forth in Section 2.6(a).

    "Target Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article III.

    "Target Disclosure Schedule" shall refer to the entire Disclosure Schedule delivered by Target to Acquiror on the date of the Agreement and attached to this Agreement.

    "Target Employee Plans" shall have the meaning set forth in
Section 3.14(a).

    "Target Financial Statements" shall have the meaning set forth in
Section 3.4.

    "Target Option Agreement" shall have the meaning set forth in Paragraph C of the Recitals, the form of which is attached hereto as Exhibit B.

    "Target SEC Documents" shall have the meaning set forth in Section 3.4.

    "Target Stock Option Plans" shall have the meaning set forth in
Section 2.7.

    "Target Stockholders Meeting" shall have the meaning set forth in
Section 3.22.

    "Target" means Mt. Laurel Group, Inc., a Pennsylvania corporation.

    "Tax Authority" means any Governmental Entity responsible for the imposition or collection of any Tax or with whom any Tax Return is required to be filed.

    "Tax Return" shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

    "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or
(ii) as a result of any express or implied obligation to indemnify any other Person.

    "Third Party Intellectual Property Rights" shall have the meaning set forth in Section 3.11(b).

    "Treasury Regulations" shall mean regulations adopted by the Internal Revenue Service pursuant to the Code.

    "Trigger Event" shall have the meaning set forth in Section 8.3(e).

    "Trust Agreement" shall have the meaning set forth in Section 3.14(f).

    "Trustee" means the Bank of Lancaster, N.A. as set forth in
Section 3.14(f).

    "Voting Agreement" shall have the meaning set forth in Paragraph C of the Recitals, the form of which is attached hereto as Exhibit C.

    "Waiver Agreement" shall have the meaning set forth in Section 5.3.

    "WARN Act" shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, as amended.

                                                                       EXHIBIT B

                            TARGET OPTION AGREEMENT

    This Target Option Agreement (this "Agreement") is dated as of May 10, 2000 between Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"), and Old Guard Group, Inc., a Pennsylvania corporation ("Target"). Acquiror and Target are hereinafter collectively referred to as the "Parties" and individually as a "Party."

                                    RECITALS

    A. Concurrently with the execution and delivery of this Agreement, Target, Acquiror and Westfield Merger Sub, Inc., an Ohio corporation ("Merger Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof as amended from time to time (the "Reorganization Agreement"), providing that, among other things, upon the terms and subject to the conditions thereof, Target and Merger Sub shall merge (the "Merger").

    B. As a condition and inducement to Acquiror's willingness to enter into the Reorganization Agreement, Acquirer has required that Target agree, and Target has so agreed, to grant to Acquiror an option with respect to certain shares of Target's common stock on the terms and subject to the conditions set forth herein.

    C. Capitalized terms used herein (or other terms defined in the Reorganization Agreement) but not defined in this Agreement shall have the meanings set forth in the Reorganization Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Parties agree as follows:

    1. GRANT OF OPTION. Target hereby grants Acquiror an irrevocable option (the "Target Option") to purchase up to 367,000 shares (the "Target Shares") of the common stock, without par value, of Target (the "Target Common Stock") in the manner set forth herein at a price (the "Exercise Price") equal to $12.00 per Target Share, payable in cash.

    2. EXERCISE OF OPTION. The Target Option may be exercised by Acquiror, in whole or in part, at any time or from time to time, after the occurrence of any of the events described in Section 8.3(b) of the Reorganization Agreement, or if a Takeover Proposal or Trigger Event is consummated as set forth in
Section 8.3(c) of the Reorganization Agreement. In the event Acquiror elects to exercise the Target Option, Acquiror shall deliver to Target a written notice (an "Exercise Notice") specifying the total number of Target Shares it wishes to purchase pursuant thereto. Each closing of a purchase of Target Shares (a "Closing") shall occur at a place, on a date, and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing. Except as provided in the last sentence of this Section 2, the Target Option shall terminate upon the earlier of: (i) the Effective Time;
(ii) the termination of the Reorganization Agreement pursuant to Section 8.1 thereof (other than a termination in connection with which Acquiror is or will be entitled to any payments as specified in Section 8.3(b) or (c) thereof);
(iii) 181 days following any termination of the Reorganization Agreement in connection with which Acquiror is or will be entitled to a payment as specified in Section 8.3(b) thereof (or if, at the expiration of such 181 day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (iv) 12 months and one day following any termination of the Reorganization Agreement in connection with which Acquiror is or will be entitled to a payment as specified in Section 8.3(c) thereof (or if, at the expiration of such 12 months and one day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the termination of the Target Option, Acquiror shall be entitled to exercise the Target Option if it has given the Exercise Notice in accordance with the terms hereof prior to the termination of the Target Option, and the termination of the Target Option shall not affect any rights hereunder which by the terms of this Agreement do not terminate or expire prior to or as of such termination.

    3. CONDITIONS TO CLOSING. The obligation of Target to issue the Target Shares to Acquiror hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the Target Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, including any applicable state Department of Insurance, required in connection with the issuance of the Target Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction or governmental agency prohibiting or otherwise restraining such issuance shall be in effect.

    4. CLOSING. At any Closing, (a) Target will deliver to Acquiror a single certificate in definitive form representing the number of Target Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 9, and
(b) Acquiror will deliver to Target the aggregate price for the Target Shares so designated and being purchased by wire transfer of immediately available funds. At any Closing at which Acquirer is exercising the Target Option in part, Acquiror shall present and surrender this Agreement to Target, and Target shall deliver to Acquiror an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Target Common Stock purchasable hereunder.

    5. REPRESENTATIONS AND WARRANTIES OF TARGET. Target represents and warrants to Acquirer as follows as of the date hereof and as of each date up to and including each Closing:

        (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) the execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or any of the transactions contemplated hereby;

        (c) this Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

        (d) Target has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Target Option, and at all times from the date hereof through the expiration of the Target Option will have reserved, that number of unissued Target Shares that are subject to the Target Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

        (e) upon delivery of the Target Shares to Acquiror upon the exercise of the Target Option, Acquiror will acquire the Target Shares free and clear of all Liens, except for such Liens, if any, as may be created by Acquiror;

        (f) except as may be required under the Securities Act of 1933 as amended (the "Securities Act"), the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a Lien on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Articles of Incorporation or Bylaws or other similar organizational documents of Target, or (B) any provisions of any Contract, permit, concession, franchise, or license to which Target or any of its Subsidiaries is a party or by which any one or more of them is bound, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or its Subsidiaries or their respective properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Target; and

        (g) except as described in Section 3.3 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

    6. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror represents and warrants to Target as follows, as of the date hereof and as of each date up to and including each Closing:

        (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby;

        (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

        (d) except as described in Section 4.2 of the Reorganization Agreement, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, result in any Violation pursuant to, (A) any provision of the Articles of Incorporation or Bylaws or similar organizational documents of Acquiror, (B) any provisions of any Contract, permit, concession, franchise, or license to which Acquiror is a party or by which it is bound, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Acquiror;

        (e) except as described in Section 4.2 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and

        (f) any Target Shares acquired upon exercise of the Target Option will not be, and the Target Option is not being, acquired by Acquiror with a view to the public distribution thereof within the meaning of the Securities Act.

    7.  REGISTRATION RIGHTS.

        (a) Following the termination of the Reorganization Agreement, Acquiror may by written notice (the "Registration Notice") to Target request Target to register under the Securities Act all or any part of the shares of Target Common Stock acquired pursuant to this Agreement (the "Restricted Shares") beneficially owned by Acquiror (the "Registrable Securities"). Target (and/or any person designated in writing by Target to Acquiror) shall thereupon have the option exercisable by written notice delivered to Acquiror within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of
    (i) the number of Registrable Securities multiplied by (ii) the average of the closing prices of such shares of Target Common Stock on the NASDAQ National Market (or such other exchange or inter-dealer quotation system on which Target Common Stock is then listed or quoted) for the ten trading days immediately preceding the Notice Date. Any such purchase of Registrable Securities by Target shall take place at a closing to be held at the principal executive offices of Acquiror at any reasonable date and time designated by Target and/or such designee in such notice within ten
    (10) business days after delivery of such notice. Any payment for the shares to be purchased hereunder shall be made by delivery of the Option Price at the time of such closing by wire transfer of immediately available funds.

        (b) If Target does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, Target shall use commercially reasonable efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of the unpurchased Registrable Securities (including without limitation a shelf registration statement under Rule 415 promulgated under the Securities Act); provided, however, that (i) Acquiror shall not be entitled to more than an aggregate of two effective registration statements hereunder, and (ii) Target will not be required to file any such registration statement during any period of time (not to exceed 45 days after such request in the case of clause (A) below or 135 days in the case of clauses (B) and (C) below) when (A) Target is in possession of material nonpublic information which it reasonably believes (i) would be detrimental to be disclosed at such time, and
    (ii) after consultation with counsel to Target, such information would have to be disclosed if a registration statement were filed at that time;
    (B) Target is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet reasonably available for inclusion in such registration statement; or (C) Target determines, in its reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving Target or any of its Subsidiaries. Without Acquiror's prior written consent, no securities other than the Registrable Securities shall be included in any such registration. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the initial filing with the SEC of the registration statement, the provisions of this Section 7 shall again be applicable to any proposed registration and the filing of such registration statement shall not reduce the number of registrations Acquiror may request pursuant to this
    Section 7. Target shall use commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Acquiror may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Target shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (c) The registration rights set forth in this Section 7 are subject to the condition that Acquiror shall provide Target with such information with respect to Acquiror's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Acquiror as, in the reasonable judgment of counsel for Target, is necessary to enable Target to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (d) If the Target Common Stock is then authorized for quotation or trading or listing on the New York Stock Exchange, the NASDAQ National Market System, or any other securities exchange or automated quotations system, then upon the request of Acquiror, Target shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use commercially reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as reasonably practicable.

        (e) If Target shall propose to register under the Securities Act the offering, sale and delivery of Target Common Stock for cash for its own account or for any other stockholder of Target pursuant to a firm commitment underwriting, Target shall, in addition to Target's other obligations under this Section 7, grant Acquiror the right to participate in such registration so long as Acquiror participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Target in writing that in its reasonable opinion the number of shares of Target Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Target shall, after fully including therein all shares of Target Common Stock to be sold by Target, include the shares of Target Common Stock requested to be included therein by Acquiror pro rata (based on the number of shares of Target Common Stock intended to be included therein) with the shares of Target Common Stock intended to be included therein by persons other than Target.

        (f) A registration effected under this Section 7 shall be effected at Target's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Acquiror, and, if such sale of Registrable Securities is being conducted by means of an underwritten public offering, Target shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the Parties agree (i) to indemnify each other and the underwriters in the customary manner, and (ii) if such sale of Registrable Securities is being conducted by means of an underwritten public offering, to enter into an underwriting agreement in form and substance customary to transactions of this type with the underwriters participating in such offering.

    8.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

        (a) In the event of any change in Target Common Stock by reason of stock dividend, split-up, merger (other than the Merger), recapitalization, combination, exchange of shares or the like, the type and number of shares or securities subject to the Target Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Target Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Target Common Stock if the Target Option had been exercised immediately prior to such event or the record date therefor, as applicable.

        (b) In the event Target enters in an agreement: (i) to consolidate with or merge into any Person, other than Acquiror or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any Person, other than Acquiror or one of its Subsidiaries, to merge into Target whereby Target shall be the continuing or surviving corporation and the shares of Target Common Stock outstanding immediately prior to such merger shall be changed into or exchanged for stock or other securities of Target or any other person or cash or any other property, or the outstanding shares of Target Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Acquirer or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Acquiror shall receive for each Target Share with respect to which the Target Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Target Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by holders of Target Common Stock, subject to the foregoing, proper provision shall be made so that Acquiror, as holder of the Target Option, would have the same election or similar rights as would the holder of the number of shares of Target Common Stock for which the Target Option is then exercisable).

    9. RESTRICTIVE LEGEND. Each certificate representing shares of Target Common Stock issued to Acquiror hereunder shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

    10. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either Party are assignable, except by operation of law, or with the written consent of the other Party. Nothing contained in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted assigns any rights or remedies of any nature whatsoever. Any Restricted Shares sold by Acquiror in compliance with the provisions of Section 7 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until Acquiror shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of Acquiror. Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in Section 9.

    11. SPECIFIC PERFORMANCE. The Parties recognize and agree that if for any reason any provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to other remedies, the other Party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event any action should be brought in equity to enforce the provisions of this Agreement, neither Party will allege, and each Party hereby waives the defense, that there is adequate remedy at law.

    12. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

    13. FURTHER ASSURANCE. Each Party shall execute and deliver all such further documents and instruments and take all such further actions as may be necessary in order to consummate the transactions contemplated hereby.

    14. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. If any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the Parties shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the Parties with respect to such provision. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith, or not take any action required herein, the other Party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the Parties at the following address (or at such other address for a Party as shall be specified by like notice).

      if to Acquiror or Merger Sub, to:

             Ohio Farmers Insurance Company
             One Park Circle
             P. O. Box 5001
             Westfield Center, Ohio 44251-5001
             Attention: Robert J. Joyce
             Facsimile No.: 330-887-6295
             Telephone No.: 330/887-6459

      with a copy to:

             Bricker & Eckler LLP
             100 South Third Street
             Columbus, Ohio 43215
             Attention: John W. Cook, III
             Facsimile No.: 614/227-2390
             Telephone No.: 614/227-2383

      if to Target, to:

             Old Guard Group, Inc.
             2929 Lititz Pike
             P. O. Box 3010
             Lancaster, PA 17604
             Attention: David E. Hosler
             Facsimile No.: 717/569-3480
             Telephone No.: 717/569-5361

      with a copy to:

             Stevens & Lee
             1275 Drummers Lane
             P. O. Box 236
             Wayne, PA 19087-0236
             Attention: Jeffrey B. Waldron
             Facsimile No.: 610/687-1384
             Telephone No.: 610/293-4961

    16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such state without regard to any applicable conflicts of law rules.

    17. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

    19. AMENDMENTS; WAIVER. This Agreement may be amended by the Parties and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the Parties, or, in the case of a waiver, by an instrument signed on behalf of the Party waiving compliance.

    20. TERMINATION. This Agreement shall terminate upon termination of the Target Option. Notwithstanding the foregoing, if all or a portion of the Target Option shall have been exercised prior to the termination of the Target Option, all representations and warranties in this Agreement of a Party shall survive any such termination, and all covenants of a Party and other provisions in Sections 7 and 9 through 21 shall survive any such termination. No such termination shall extinguish any liability of a Party for breach of its obligations under this Agreement.

    21. EXPENSES. Each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the negotiation, execution and performance of this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective duly authorized officers as of the date first above written.

                                                       OHIO FARMERS INSURANCE COMPANY

                                                       By:  /s/ R. CARY BLAIR
                                                            -----------------------------------------
                                                            Name:  R. Cary Blair
                                                            Title:  Chief Executive Officer

                                                       OLD GUARD GROUP, INC.

                                                       By:  /s/ DAVID E. HOSLER
                                                            -----------------------------------------
                                                            Name:  David E. Hosler
                                                            Title:  President and Chief
                                                                  Executive Officer

                                                                       EXHIBIT C

                                VOTING AGREEMENT

    This Voting Agreement (this "Agreement") is made and entered into as of May 10, 2000, between the undersigned stockholders (each a "Stockholder" and collectively the "Stockholders") of Old Guard Group, Inc., a Pennsylvania corporation ("Target"), and Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"). The Stockholders and Acquiror are hereinafter collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

    A. Concurrently with the execution and delivery of this Agreement, Target and Acquirer are entering into an Agreement and Plan of Reorganization dated as of the date hereof as the same may be amended from time to time (the "Reorganization Agreement"), providing for the merger of Target with and into a wholly owned subsidiary of Acquiror (the "Merger") pursuant to the terms and conditions thereof.

    B. As a condition and an inducement to Acquiror entering into the Reorganization Agreement, pursuant to which each Stockholder will receive the consideration provided for in the Reorganization Agreement in exchange for each share of common stock, with no par value, of Target (the "Target Common Stock") owned by such Stockholder, Acquiror has required that the Stockholders agree, and the Stockholders have so agreed, to enter into this Agreement whereby each Stockholder will agree to vote such Stockholder's Shares (as defined below) in favor of the Merger and against any competing merger proposal.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Acquiror that such Stockholder:

        (a) is the beneficial owner of that number of shares of Target Common Stock set forth opposite such Stockholder's name on EXHIBIT A (such Stockholder's "Shares");

        (b) except as described in EXHIBIT A, does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or own of record any shares of Target Common Stock other than such Stockholder's Shares, other than shares of Target Common Stock which such Stockholder has the right to obtain upon the exercise of stock options outstanding on the date hereof as described on EXHIBIT A; and

        (c) has the right, power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms; and such execution, delivery and performance by such Stockholder of this Agreement will not
    (i) conflict with, require a consent, waiver or approval under, result in a breach of or default under, or result in the termination of, any term of any contract, agreement, understanding, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, judgment, writ, injunction, decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of such Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares, other than in favor of Acquiror.

    The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

    2. AGREEMENT TO VOTE SHARES. At each meeting of the stockholders of Target, each Stockholder shall be present (in person or by proxy) and vote such Stockholder's Shares and any New Shares (as defined in Section 4), and shall cause any holder of record of such Stockholder's Shares or New Shares to be present and vote, (a) in favor of adoption and approval of the Reorganization Agreement and the Merger (and each other action and transaction contemplated by the Reorganization Agreement or by this Agreement) and (b) against any Takeover Proposal (as defined in the Reorganization Agreement) other than the Merger (or any other Takeover Proposal of Acquiror) and against any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or other Takeover Proposal of Acquiror) or is otherwise inconsistent therewith at every meeting of the stockholders of Target at which any such matters are considered and at every adjournment thereof. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. Each Stockholder shall deliver to Acquiror upon request a proxy substantially in the form attached hereto as EXHIBIT B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Pennsylvania law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Shares. Each Stockholder shall also use reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

    3. NO VOTING TRUSTS. After the date hereof, each Stockholder agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any Shares or New Shares in a voting trust or subject any Shares or New Shares to any lien or agreement, proxy, arrangement or understanding with respect to the voting of such Shares other than with or in favor of Acquiror.

    4. ADDITIONAL PURCHASES. Each Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of Target on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Target Common Stock after the execution of this Agreement (including by exercise of options), or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Target Common Stock other than the Shares (collectively, "New Shares"), such Stockholder shall deliver promptly to Acquiror upon request an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

    5.  NO ENCUMBRANCES.

        (a) Except as expressly contemplated by this Agreement, each Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (other than to the extent set forth on EXHIBIT A to this Agreement), except for any encumbrances or proxies arising hereunder.

        (b) Notwithstanding the foregoing each Stockholder shall be permitted to sell (or pledge to Target in support of a loan) such portion of New Shares (but may not sell any New Shares to

    Target or its Subsidiaries (as defined in the Reorganization Agreement)) solely to pay the exercise price of any employee stock options and tax liabilities in respect of an exercise of employee stock options; provided that any such New Shares shall be sold (or pledged) subject to the irrevocable proxy referred to in Section 2.

    6. NO SOLICITATION. Each Stockholder agrees that such Stockholder will not, directly or indirectly (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in the Reorganization Agreement) or
(ii) engage in negotiations with, or disclose any nonpublic information relating to Target or any of its Subsidiaries, to any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Such Stockholder will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target that it may be considering making, or that has made a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing.

    7. APPRAISAL RIGHTS. Each Stockholder agrees not to exercise any rights (including, without limitation, under Title 15, Article B, Chapter 19, Subchapter C, Section 1930 of the Pennsylvania General Corporation Law) to demand appraisal of any Target Common Stock which may arise with respect to the Merger.

    8. RELIANCE BY ACQUIROR. Each Stockholder understands and acknowledges that Acquiror is entering into the Reorganization Agreement in reliance upon each Stockholder's execution and delivery of this Agreement.

    9. ACTION IN STOCKHOLDER CAPACITY ONLY. Each Stockholder makes no agreement or understanding hereunder as an officer or director of Target. Each Stockholder executes this Agreement solely in such Stockholder's capacity as a beneficial owner of the Shares, and nothing herein shall limit or effect any actions taken in such Stockholder's capacity as an officer or director of Target. The obligations of each Stockholder under this Agreement are the several, and not joint, obligations of such Stockholder.

    10. SPECIFIC PERFORMANCE. Each Party severally acknowledges that such Party will be impossible to measure in money the damage to the other Parties if the Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Parties will not have an adequate remedy at law or damages. Accordingly, each Party severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that any other Party has an adequate remedy at law. Each Party severally agrees that such Party will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other Party's seeking or obtaining such equitable relief.

    11. HEIRS, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other Parties, other than any assignment in whole or in part by Acquiror.

    12. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the Parties with respect to the subject matter hereof and contains the entire agreement among the Parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the Parties. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

    13. REGULATORY APPROVALS OR EXEMPTIONS. The Parties acknowledge and agree that certain transactions contemplated by this Agreement may require receipt by Acquiror of certain regulatory approvals from, or the granting of one or more exemptions by, certain applicable insurance regulatory authorities with jurisdiction over Target and its Subsidiaries (as defined in the Reorganization Agreement). Upon request each Stockholder shall use commercially reasonable efforts to cooperate with Acquiror in obtaining any such required insurance regulatory approvals or exemptions relating to the transactions contemplated by this Agreement.

    14.  MISCELLANEOUS.

    (a) EXPENSES. Each Party shall bear and pay all costs and expenses incurred by such Party or on such Party's behalf in connection with the negotiation of this Agreement, including fees and expenses of such Party's own financial consultants, investment bankers, accountants and counsel.

    (b) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties, provided, however, that any amendment signed by Acquiror and any one or more Stockholders (but not by all Stockholders) shall be effective to amend this Agreement but only with respect to the mutual obligations of Acquiror and such executing Stockholder or Stockholders hereunder.

    (c) GOVERNING LAW. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the internal laws of the State of Ohio without regard to principles of conflicts of law, except for those provisions relating to the voting and the proxy with respect to the Shares, which shall be governed by Pennsylvania law.

    (d) SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the Party as to which it is held invalid, shall not be affected.

    (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    (f)  TERMINATION.  This Agreement shall terminate upon the earlier of
(i) the Effective Date of the Merger (as provided in the Reorganization Agreement) or (ii) the termination of the Reorganization Agreement pursuant to
Section 8.1 thereof, provided that no such termination shall extinguish any liability of a Party for breach of such Party's obligations under this Agreement. In addition, this Agreement may be terminated by Acquiror at any time and for any reason as to any or all Stockholders by delivery of a written notice of termination from Acquiror to such Stockholder or Stockholders, in which case all rights and obligations of Acquiror hereunder with respect to each such Stockholder and such Stockholder's Shares, and all obligations of each such Stockholder hereunder, shall immediately terminate; provided, however, that such termination by Acquiror pursuant to this sentence shall be without prejudice to the rights of any Party against any other Party or Parties arising out of or relating to a breach of this Agreement that occurred prior to such termination.

    (g) HEADINGS. All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or reference shall be derived therefrom.

    (h) NOTICES. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile

(with confirmation of receipt), to the Parties at the following address (or at such other address for a Party as shall be specified by like notice):

                                    if to Acquiror, to:

                                        Ohio Farmers Insurance Company
                                        One Park Circle
                                        P.O. Box 5001
                                        Westfield Center, Ohio 44251-5001
                                        Attention: Robert J. Joyce
                                        Facsimile No. 330/887-6295
                                        Telephone No.: 330/887-6459

                                    with a copy to:

                                        Bricker & Eckler LLP
                                        100 South Third Street
                                        Columbus, Ohio 43215
                                        Attention: John W. Cook, III
                                        Facsimile No. 614/227-2390
                                        Telephone No.: 614227-2383

                                    if to a Stockholder, to the address of such Stockholder set forth on the signature pages hereto.

                                    with a copy to:

                                        Old Guard Group, Inc.
                                        2929 Lititz Pike
                                        P. O. Box 3010
                                        Lancaster, PA 17604
                                        Attention: David E. Hosler
                                        Facsimile No.: 717/569-3480
                                        Telephone No.: 717/569-5361

    (i) FURTHER ASSURANCES. In the event of any exercise of the Option or election to take the Cash Payment Amount, Target and the Stockholders shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions contemplated by such exercise.

    (j) RESTRICTIVE LEGEND. Each Stockholder shall cause certificates for the Shares and New Shares to have typed or printed thereon a restrictive legend which shall read substantially as follows (if and to the extent true and necessary in light of legal and factual circumstances existing at such time).

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS AS SET FORTH IN THAT CERTAIN VOTING AGREEMENT, DATED AS OF MAY 10, 2000, A COPY OF WHICH WILL BE MAILED BY THE COMPANY TO THE SHAREHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR, WHICH CONTAINS RESTRICTIONS ON THE VOTING AND TRANSFER THEREOF."

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                                       OHIO FARMERS INSURANCE COMPANY

                                                       By:  /s/ R. CARY BLAIR
                                                            -----------------------------------------
                                                            Name:  R. Cary Blair
                                                            Title:  Chief Executive Officer

                                                       THE STOCKHOLDERS:

                                                       By:  /s/ JAMES W. APPEL
                                                            -----------------------------------------
                                                            Name:  James W. Appel
                                                            Title:
                                                            Address:

                                                       By:  /s/ KAREN M. BALABAN
                                                            -----------------------------------------
                                                            Name:  Karen M. Balaban
                                                            Title:
                                                            Address:

                                                       By:  /s/ E. MATTHEW BROWN
                                                            -----------------------------------------
                                                            Name:  E. Matthew Brown
                                                            Title:
                                                            Address:

                                                       By:  /s/ LUTHER R. CAMPBELL, JR.
                                                            -----------------------------------------
                                                            Name:  Luther R. Campbell, Jr.
                                                            Title:
                                                            Address:

                                                       By:  /s/ M. SCOTT CLEMENS
                                                            -----------------------------------------
                                                            Name:  M. Scott Clemens
                                                            Title:
                                                            Address:

                                                       By:  /s/ DAVID E. HOSLER
                                                            -----------------------------------------
                                                            Name:  David E. Hosler
                                                            Title:
                                                            Address:

                                                       By:  /s/ NOAH W. KREIDER, JR.
                                                            -----------------------------------------
                                                            Name:  Noah W. Kreider, Jr.
                                                            Title:
                                                            Address:

                                                       By:  /s/ JAY S. SIDHU
                                                            -----------------------------------------
                                                            Name:  Jay S. Sidhu
                                                            Title:
                                                            Address:

                                                       By:  /s/ G. ARTHUR WEAVER
                                                            -----------------------------------------
                                                            Name:  G. Arthur Weaver
                                                            Title:
                                                            Address:

                                                       By:  /s/ ROBERT L. WECHTER
                                                            -----------------------------------------
                                                            Name:  Robert L. Wechter
                                                            Title:
                                                            Address:

                                                       By:  /s/ STEVEN D. DYER
                                                            -----------------------------------------
                                                            Name:  Steven D. Dyer
                                                            Title:
                                                            Address:

                                                       By:  /s/ BARBARA E. LUKAWSKI
                                                            -----------------------------------------
                                                            Name:  Barbara E. Lukawski
                                                            Title:
                                                            Address:

                                                       By:  /s/ SCOTT A. ORNDORFF
                                                            -----------------------------------------
                                                            Name:  Scott A. Orndorff
                                                            Title:
                                                            Address:

                                                       By:  /s/ HENRY J. STRAUB
                                                            -----------------------------------------
                                                            Name:  Henry J. Straub
                                                            Title:
                                                            Address:

                                                       By:  /s/ ROBERT L. GOLDSTEIN
                                                            -----------------------------------------
                                                            Name:  Robert L. Goldstein
                                                            Title:  Manager, Gotham Capital
                                                            Address:  100 Jericho Quadrangle
                                                                     Suite 212
                                                                     Jericho, NY 11753

                                                       By:  /s/ ROBERT K. BURGESS
                                                            -----------------------------------------
                                                            Name:  Robert K. Burgess
                                                            Title:  American ReInsurance Company
                                                            Address:  100 Campus Drive
                                                                     P.O. Box 93
                                                                     Florham Park, NJ 02932

    This Agreement is accepted and agreed to by the Company solely for purposes of providing copies of this Agreement as contemplated by the restrictive legend referred to in Section 15(j) hereof.


                                                       OHIO GUARD GROUP, INC.

                                                       By:  /s/ R. CAREY BLAIR
                                                            -----------------------------------------
                                                       Its: Chief Executive Officer

                                VOTING AGREEMENT
                                   EXHIBIT A
                            Beneficial Ownership(1)


James W. Appel........................................ 6,833      (2)
Karen M. Balaban........................................ 750
E. Matthew Brown...................................... 2,737
Luther R. Campbell, Jr................................ 8,183      (2)
M. Scott Clemens..................................... 14,533      (2)
David E. Hosler...................................... 82,999      (3)
Noah W. Kreider, Jr.................................. 13,387      (2)
Jay S. Sidhu.......................................... 1,500
G. Arthur Weaver...................................... 7,933      (2)
Robert L. Wechter..................................... 4,683      (2)
Steven D. Dyer....................................... 21,638      (3)
Barbara E. Kukawski................................... 9,050      (3)
Scott A. Orndorff.................................... 25,838      (3)
Henry J. Straub...................................... 14,276      (3)
Gotham Capital...................................... 395,176      (4)
American Re-Insurance Company....................... 300,700

(1) Includes shares each listed Stockholder has the right to vote in any properly called vote of the Corporation.

(2) Includes shares owned by the Stockholder and allocated but non-vested shares awarded to the Stockholder under the Management Recognitition Plan.

(3) Includes shares owned by the Stockholder, allocated but non-vested shares awarded to the Stockholder under the Management Recogntion Plan, and shares awarded to the Stockholder and vested under the Employee Stock Ownership Plan.

(4) Includes shares owned by Gotham Capital, Robert L. Goldstein, and Joel Greenblatt. Messrs. Goldstein and Greenblatt are partners in Gotham Capital.

                                   EXHIBIT B

                                 FORM OF PROXY

    The undersigned stockholder, for consideration received, hereby appoints [OFIC DESIGNEES] and each of them as the undersigned's proxies, with full power of substitution in each of them, to cast on behalf of the undersigned all votes entitled to be cast by the holder of the shares of Common Stock, without par value, of Mt. Laurel Group, Inc., a Pennsylvania corporation ("Target"), owned by the undersigned at the Meeting of Stockholders of Target to be held [DATE, TIME AND PLACE] and at any adjournment thereof (i) "FOR" approval and adoption
of the Agreement and Plan of Merger, dated as of May   , 2000, among Target,
Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"), and Westfield Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), providing for the merger (the "Merger") of Target with and into Merger Sub, and "FOR" the Merger and (ii) "AGAINST" any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of any substantial portion of the assets of, or any equity securities of, or any transaction that would involve the transfer or potential transfer of control of, Target other than the Merger (or any other takeover proposal of Acquiror) and any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or any other takeover proposal of Acquiror) or is otherwise inconsistent therewith. This proxy is coupled with an interest and is irrevocable until such time as the Voting and
Option Agreement, dated as of May   , 2000, among certain stockholders of
Target, the undersigned, and Acquiror terminates in accordance with its terms.

    Dated             , 2000

                                          --------------------------------------
                                                (Signature of Stockholder)

                                          --------------------------------------
                                                    (Number of Shares)

                                                                       Annex "B"

                                August 10, 2000

Board of Directors
Old Guard Group, Inc.
2929 Lititz Pike
Lancaster, Pennsylvania 17604

Ladies and Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, no par value (collectively, the "Shareholders"), of Old Guard Group, Inc. (the "Company") of $12 per share in cash (the "Merger Consideration") proposed to be paid to the Shareholders pursuant to the Agreement and Plan of Reorganization dated as of May 10, 2000 (the "Merger Agreement") by and among Ohio Farmers Insurance Company ("OFIC"), Westfield Merger Sub, Inc., a wholly-owned subsidiary of OFIC ("Merger Sub"), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with the Company (the "Merger") and each share of common stock of the Company will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

    In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement and related documents; (b) certain publicly available financial statements of the Company;
(c) certain internal business, operating and financial information and forecasts of the Company (the "Forecasts"), prepared by the senior management of the Company; (d) information regarding publicly available financial terms of certain comparable transactions in the industry in which the Company operates;
(e) current and historical market prices and trading volumes of the common stock of the Company; and (f) certain other publicly available information regarding the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. In that regard, we have assumed, with your consent, the accuracy of the Forecasts as to the amounts and the times contemplated thereby. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.

    Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion except as provided in the Merger Agreement. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

    Cochran, Caronia & Co. is regularly engaged in the valuation of insurance company securities in connection with business combinations, investments and other transactions. As specialists in the securities of insurance companies, Cochran, Caronia & Co. has experience in, and knowledge of, the valuation of such enterprises.

    We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

    Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to the Shareholders, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in submissions to state insurance regulatory authorities or in a proxy statement mailed to the shareholders by the Company with respect to the Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,
                                          /s/ Cochran, Caronia & Co.
                                          --------------------------------------
                                          COCHRAN, CARONIA & CO.

                                                                         ANNEX C

                              SECTION 1930 OF THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

SECTION 1930.  DISSENTERS RIGHTS.

    (A) GENERAL RULE.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 [FN 1] (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

    (B) PLANS ADOPTED BY DIRECTORS ONLY.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

    (C) CROSS REFERENCES.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                       SUBCHAPTER D OF CHAPTER 15 OF THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

SUBCHAPTER D.--DISSENTERS RIGHTS

SECTION 1571.  APPLICATION AND EFFECT OF SUBCHAPTER.

    (A) GENERAL RULE.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

       Section 1906(c) (relating to dissenters rights upon special treatment).

       Section 1930 (relating to dissenters rights).

       Section 1931(d) (relating to dissenters rights in share exchanges).

       Section 1932(c) (relating to dissenters rights in asset transfers).

       Section 1952(d) (relating to dissenters rights in division).

       Section 1962(c) (relating to dissenters rights in conversion).

       Section 2104(b) (relating to procedure).

       Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

       Section 2325(b) (relating to minimum vote requirement).

       Section 2704(c) (relating to dissenters rights upon election).

       Section 2705(d) (relating to dissenters rights upon renewal of election).

       Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

       Section 7104(b)(3) (relating to procedure).

------------------------
1   15 Pa. C.S.A. Section 1571 et seq.

    (B) EXCEPTIONS.--

        (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

            (i) listed on a national securities exchange; or

            (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

        (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

            (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

            (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

            (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

        (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

    (C) GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

    (D) NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

        (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

        (2) a copy of this subchapter.

    (E) OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

    (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

    (G) CROSS REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

SECTION 1572.  DEFINITIONS.

    The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

SECTION 1573.  RECORD AND BENEFICIAL HOLDERS AND OWNERS.

    (A) RECORD HOLDERS OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    (B) BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

SECTION 1574.  NOTICE OF INTENTION TO DISSENT.

    If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

SECTION 1575.  NOTICE TO DEMAND PAYMENT.

    (A) GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

        (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

        (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

        (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

        (4) Be accompanied by a copy of this subchapter.

    (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

SECTION 1576.  FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

    (A) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

    (B) RESTRICTION ON UNCERTIFICATED SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

    (C) RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

SECTION 1577.  RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

    (A) FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

    (B) RENEWAL OF NOTICE TO DEMAND PAYMENT.--When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

    (C) PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

        (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

        (2) A statement of the corporation's estimate of the fair value of the shares.

        (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

    (D) FAILURE TO MAKE PAYMENT.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

SECTION 1578.  ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

    (A) GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

    (B) EFFECT OF FAILURE TO FILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

SECTION 1579.  VALUATION PROCEEDINGS GENERALLY.

    (A) GENERAL RULE.--Within 60 days after the latest of:

        (1) effectuation of the proposed corporate action;

        (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

        (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

    (B) MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

    (C) JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

    (D) MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

    EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

SECTION 1580.  COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

    (A) GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

    (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

    (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF SHAREHOLDERS
                             OLD GUARD GROUP, INC.

                               SEPTEMBER 11, 2000

                Please Detach and Mail in the Envelope Provided
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/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING MATTERS AND PROPOSALS.

                                              FOR      AGAINST      ABSTAIN

MATTER NO. 1: PROPOSAL TO APPROVE THE         / /        / /          / /
  AGREEMENT AND PLAN OF REORGANIZATION.

MATTER NO. 2: ADJOURNMENT PROPOSAL            / /        / /          / /

Please check this box if you plan to attend the Special Meeting.      / /

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature of Shareholders _________________________ Print Name of Shareholders _________________________ Date:________________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should SIGN.

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

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                                REVOCABLE PROXY
                              OLD GUARD GROUP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints James W. Appel and Henry J. Straub, or any one of them acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Old Guard Group, Inc., ("OGGI") held of record by me/us on August 10, 2000, at the Special Meeting of Shareholders to be held on September 11, 2000, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE.IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, AND FOR THE ADJOURNMENT PROPOSAL. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF.

                    (PLEASE VOTE AND SIGN ON THE OTHER SIDE)

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